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                   OFFICE PURCHASE AND ASSUMPTION AGREEMENT
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                                By and Between
                         COMMUNITY TRUST BANCORP, INC.
                             208 North Mayo Trail
                                P.O. Box 2947
                         Pikeville, Kentucky 415012947

                                     and

                    THE PEOPLES BANKING AND TRUST COMPANY
                              138 Putnam Street
                             Marietta, Ohio 45750


                 Dated as of the 20th day of January, 1998




1.  Purchase and Assumption...............................................1
    1.1    Purchase and Sale of Assets....................................1
    1.2    Transfer of Assets.............................................2
    1.3    Acceptance and Assumption......................................4
    1.4    Payment of Funds...............................................5

2.  Conduct of the Parties Prior to Closing...............................8
    2.1    Covenants of SELLER............................................8
    2.2    Covenants of BUYER.............................................9
    2.3    Covenants of All Parties......................................10

3.  Representations and Warranties.......................................10
    3.1    Representations and Warranties of SELLER......................10
    3.2    Representations and Warranties of BUYER.......................12

4.  Actions Respecting Employees and Pensions and Employee Benefit Plan..13
    4.1    Employment of employees.......................................13
    4.2    Terms and Conditions of Employment............................13
    4.3    Compliance with Law...........................................14
    4.4    Actions to be Taken by SELLER.................................15

5.  Conditions Precedent to Closing......................................15
    5.1    Conditions to SELLER's Obligations............................15
    5.2    Conditions to BUYER's Obligations.............................16
    5.3    NonSatisfactions of Conditions Precedent......................18
    5.4    Waivers of Conditions Precedent...............................18

6.  Closing..............................................................18
    6.1    Closing and Closing Date......................................18
    6.2    SELLER's Actions at Closing...................................18
    6.3    BUYER's Actions at the Closing................................20
    6.4    Methods of Payment............................................21
    6.5    Availability of Closing Documents.............................21
    6.6    Effectiveness of Closing......................................22

7.  Certain Transitional Matters.........................................22
    7.1    Transitional Action By BUYER..................................22
    7.2    Transitional Actions By SELLER................................24
    7.3    Overdrafts and Transitional Action............................28
    7.4    ATMs and Debit Cards..........................................28
    7.5    Environmental Matters.........................................29
    7.6    Effect of Transitional Action.................................32

8.  General Covenants and Indemnification................................32
    8.1    Confidentiality Obligations of BUYER..........................32
    8.2    Confidentiality Obligations of SELLER.........................33
    8.3    Indemnification By SELLER.....................................33
    8.4    Indemnification By BUYER......................................34
    8.5    Solicitation of Customers by BUYER Prior to Closing...........35
    8.6    Solicitation of Customers by SELLER After the Closing.........35
    8.7    Further Assurances............................................35
    8.8    Operation of the Offices......................................36
    8.9    Information After Closing.....................................37
    8.10   Individual Retirement Accounts................................37
    8.11   Covenant Not to Compete.......................................37
    8.12   Nonsolicitation of Employees..................................37

9.  Termination..........................................................38
    9.1    Termination By Mutual Agreement...............................38
    9.2    Termination By SELLER.........................................38
    9.3    Termination By BUYER..........................................39
    9.4    Effect of Termination.........................................40

10. Deposits.............................................................40

11. Miscellaneous Provisions.............................................41
    11.1   Substitution of Parties.......................................41
    11.2   Expenses......................................................41
    11.3   Certificates..................................................41
    11.4   Termination of Representations and Warranties.................41
    11.5   Waivers.......................................................42
    11.6   Notices.......................................................42
    11.7   Parties in Interest: Assignment: Amendment....................43
    11.8   Headings......................................................43
    11.9   Terminology...................................................43
    11.10  Flexible Structure............................................45
    11.11  Press Releases................................................45
    11.12  Entire Agreement..............................................45
    11.13  Governing Law.................................................45
    11.14  Counterparts..................................................45
    11.15  Tax Matters...................................................45




                   OFFICE PURCHASE AND ASSUMPTION AGREEMENT



  This Office Purchase and Assumption Agreement is entered into and effective as of this ____ day of January, 1998, by and between The Peoples Banking and Trust Company ("BUYER"), an Ohio banking corporation, with its principal office at 138 Putnam Street, Marietta, Ohio 45750, and Community Trust Bancorp, Inc. ("SELLER"), a Kentucky corporation, with its principal office at 208 North Mayo Trail, P.O. Box 2947, Pikeville, Kentucky 415012947.

  Recitals:
  ---------

  A. WHEREAS, pursuant to that certain Office Purchase and Assumption Agreement dated as of December 30th, 1997, and that certain Letter Agreement dated as of December 30, 1997, all by and among Bank One, West Virginia, National Association and Bank One Wheeling Stuebenville, National Association (collectively, "Banc One") and SELLER (collectively, the "Banc One Agreement"), Banc One agreed to sell and assign to SELLER certain assets and liabilities associated with offices of Banc One (the "Acquired Assets and Liabilities"). (The closing of the transactions contemplated by the Banc One Agreement is referred to in this Agreement as the "Banc One Closing.") BUYER acknowledges the SELLER may elect to sell the Acquired Assets and Liabilities related to the Offices which are the subject of this Agreement through a wholly owned subsidiary financial institution.

  B. WHEREAS, BUYER desires to purchase and assume from SELLER, and SELLER desires to sell and assign to BUYER, certain Acquired Assets and Liabilities associated with offices of SELLER on the terms and subject to the conditions contained in this Agreement.

  Agreement:
  ----------

  Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BUYER and SELLER hereby agree as follows:

 1. Purchase and Assumption.
----------------------------

     1.1 Purchase and Sale of Assets. At the Closing, as defined in Section 6.1 hereof (the "Closing"), BUYER shall purchase and acquire, and SELLER shall sell and assign, the real estate and other assets described in Section 1.2 hereof (collectively, the "Assets") all of which have been used in and/or relate to business conducted by Banc One immediately prior to the Banc One Closing at its branch offices known as and located at the sites described in Schedules A and B attached hereto and incorporated herein by reference (such real estate and other assets to be acquired by Seller at the Banc One Closing occurring immediately prior to the Closing), pursuant to the terms and conditions set forth herein and subject to exceptions, if any, set forth herein. The foregoing offices are hereinafter sometimes collectively referred to as the "Offices" and each, individually, sometimes as an "Office." The transactions contemplated by this Agreement and the purchase of assets and assumption of liabilities provided for herein is sometimes referred to herein as the "Acquisition." Except as otherwise expressly provided herein, the sale of the Assets is without warranty or guarantee, express or implied, on an "asis, whereis" basis, and without recourse. Except as otherwise expressly provided herein, the Assets are sold without any representation or warranty whatsoever by SELLER.

     1.2 Transfer of Assets. Subject to the terms and conditions of this Agreement, SELLER shall assign, transfer, convey and deliver to BUYER, on and as of the Closing on the Closing Date, as defined in Section 6.1 hereof, the Assets, which shall include the following:

          (a) Owned Real Estate. All of SELLER's right, title and interest in and to the real estate described in attached
Schedule A on which an Office is situated, together with all of SELLER's rights in and to all improvements thereon; and all easements rights, privileges and appurtenances associated therewith (the "Owned Real Estate");

          (b) Leased Real Estate. A good and valid leasehold estate in the real estate described in attached Schedule B and created by certain lease agreement(s) (individually and collectively the "Third Party Lease") relating to the referenced Offices (the
"Leased Real Estate"), specifically identified in Schedule B attached hereto and incorporated herein by reference;

          (c) Furniture and Equipment. All of SELLER's right, title and interest in and to the furniture, fixtures and equipment located at the Offices as of the Closing Date (the "Fixed
Assets"), a preliminary listing of which is contained in Schedule C attached hereto and incorporated herein by reference, specifically excluding, among other items, teller calculators and other teller and platform equipment and systems, CRTs, controllers and printers, signs and stands, printed supplies and documents and other materials bearing any Banc One or affiliate name and/or logo, network communications equipment and related devices, any artwork, ATM surrounds, and marketing fixtures. A final listing of specific items included in the Fixed Assets will be provided to BUYER prior to the Closing.

          (d) Safe Deposit Business. All right, title and interest of SELLER in and to the safe deposit business conducted at the Offices as of the close of business on the Closing Date, and all of Seller's right, title and interest in and to the amount of safe deposit box rent allocated to Seller under the Banc One
Agreement;

          (e) Cash on Hand. All cash on hand at the Offices as of the close of business on the Closing Date including vault cash, petty cash, ATM cash and tellers' cash;

          (f) Prepaid Expenses. All prepaid expenses recorded or otherwise reflected on the books of Banc One as of August 31, 1997, or incurred in the ordinary course of business thereafter, as being attributable to the Offices as of the close of business on the day immediately preceding the Closing Date, but only to the extent attributable to the Assets sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement and only to the extent arising by reason of BUYER's use or ownership of such Assets after the close of business on the Closing Date. SELLER shall not give any written consent to Banc One regarding any prepaid expenses incurred by Banc One with respect to the Offices subsequent to August 31, 1997 without the prior written consent of BUYER;

          (g) Office Loans. All right, title and interest in and to all those loans which, as of the close of business on the Closing Date, are (i) secured in whole or in part by Deposit Accounts (as hereinafter defined) attributable to an Office (the "Deposit Account Loans"), (ii) commercial or other loans attributable to an Office (if any, the "Other Loans") or (iii) automatically created as the result of an overdraft of a Deposit Account pursuant to a preapproved overdraft protection program offered by Banc One immediately prior to the Banc One Closing (except for those overdraft protection loans which are charged to credit card accounts not transferred to SELLER at the Banc
One Closing, the "Overdraft Loans"). The Deposit Account Loans, Other Loans, and Overdraft Loans sold and assigned to BUYER hereunder will be identified as of the Closing Date and listed in Schedule H attached hereto and incorporated herein by reference and will constitute all of the Deposit Account Loans, Other Loans and Overdraft Loans acquired by SELLER at the Banc
One Closing with respect to the Offices (hereinafter referred to individually and collectively as the "Office Loans"). Notwithstanding anything contained in this Agreement to the contrary, transfer of the Office Loans will be subject to the terms and conditions set forth in Schedule S attached hereto and incorporated herein by reference. Except as otherwise expressly provided herein, the transfer of the Office Loans will be made without recourse, without any representation, warranty, or guarantee of any kind, express or implied, and without any reserve for loan losses;

          (h) Records of the Offices. All records and documents related to the Assets transferred or liabilities assumed by BUYER as may exist and are available and maintained at the Offices (in whatever form or medium maintained by Banc One immediately prior to the Banc One Closing) including, but not limited to, those relating to (i) the Deposit Accounts and (ii) the promissory notes and documents and instruments evidencing the Liens (as defined in Schedule S annexed hereto and made a part hereof) relating to the Office Loans; and

          (i) Contracts or Agreements. All of SELLER's right, title and interest in and to the maintenance and service agreements related to the Offices, as listed on Schedule D annexed hereto and made a part hereof (the "Assumed Contracts"), provided the same have been assigned by Banc One to Seller at the Banc One
Closing.

     1.3 Acceptance and Assumption. Subject to the terms and conditions of this Agreement, on and as of the Closing on the Closing Date, BUYER shall:

          (a) Assets. Receive and accept all of the Assets assigned, transferred, conveyed and delivered to BUYER by SELLER pursuant to this Agreement, including those identified in Section 1.2 above.

          (b) Deposit Liabilities. Assume and thereafter discharge, pay in full and perform all of SELLER's obligations and duties relating to the "Deposit Liabilities" (as hereinafter defined).
The term "Deposit Liabilities" is defined herein as all of SELLER's obligations, duties and liabilities of every type and character relating to all deposit accounts, other than (i) KEOGH accounts and (ii) deposit accounts securing any loan of SELLER which is not an Office Loan, for which BUYER assumes no liability, which, as reflected on the books of Banc One as of the close of business on the date of the Banc One Closing, are attributable to the Offices. The deposit accounts referred to in the immediately preceding sentence (hereinafter the "Deposit Accounts") include, without limitation, passbook, statement savings, checking, Money Market, and NOW accounts, Individual Retirement Accounts for which SELLER and/or Banc One has not received, on or before the Closing Date, the written advice from the account holder of such account holder's objection or failure to accept BUYER as successor custodian ("IRA's") and certificates of deposit. The "obligations, duties and liabilities" referred to in the first sentence of this Section 1.3(b) include, without limitation, the obligation to pay and otherwise process all Deposit Accounts in accordance with applicable law and their respective contractual terms and the duty to supply all applicable reporting forms for periods following the Closing Date including, without limitation, IRS
Form 1099 reports relating to the Deposit Accounts to be filed and provided after the Closing Date relating to interest accrued after the Closing Date. With regard to each IRA included within the Deposit Accounts, BUYER shall also assume the appropriate plan pertaining thereto and the trustee or custodial arrangement in connection therewith.

          (c) Liabilities Under Leases/Safe Deposit Business. Assume and thereafter fully and timely perform and discharge, in accordance with their respective terms, all of the liabilities and obligations of SELLER arising after the Closing Date with respect to:

               (1) all leases listed on Schedules B and E to this Agreement (including safe deposit leases if any) and sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement;

               (2) the safe deposit business of the Offices including, but not limited to, the maintenance of all necessary facilities for the use of safe deposit boxes by the renters thereof during the periods for which such persons have paid rent therefor in advance to Banc One, which liability or obligation SELLER has assumed at the Banc One Closing for the period from and after the date of the Banc One Closing, subject to the provisions of the applicable leases or other agreements relating to such boxes; and

               (3) all safekeeping items and agreements listed on Schedule E to this Agreement and delivered to BUYER by SELLER pursuant to this Agreement, including, but not limited to, all applicable safekeeping agreements, memoranda, or receipts so delivered to BUYER by SELLER hereunder.

          (d) Other Liabilities. Fully and timely perform and discharge, as the same may be or become due, the Assumed Contracts, the Third Party Lease for the Leased Real Estate and all additional liabilities, obligations and deferred expenses of Banc One as of the date of the Banc One Closing that are assumed by SELLER and reflected on the books of Banc One as being attributable to an Office as of the close of business on the date of the Banc One Closing, but only to the extent attributable to the Assets sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement and only to the extent arising by reason of BUYER's use or ownership of such Assets after the close of business on the Closing Date. No additional material liabilities and obligations of Banc One incurred subsequent to the date of this Agreement shall be assumed by BUYER unless the prior written consent of BUYER has been obtained prior to the incursion of the material liability or obligation by Banc One.

          (e) Other Obligations. Fully and timely perform its obligations relative to employees of the Offices, if any, as set forth hereinafter.

     1.4 Payment of Funds. Subject to the terms and conditions hereof, at the Closing:

          (a) Consideration. In consideration of BUYER's assumption of the Deposit Liabilities and its other agreements herein, SELLER shall make available and transfer to BUYER, in the manner specified in Section 6.4 hereof, funds equal to the sum of (i) the aggregate balance of all Deposit Accounts (including interest posted or accrued to such accounts as of the close of business on the day immediately preceding the Closing Date) and
(ii) the amount of deferred expenses identified in Section
1.3(d) hereof assumed by SELLER under the Banc One Agreement, and less an amount equal to the sum of:

               (1) the amount of cash on hand at the Offices transferred to BUYER as of the close of business on the Closing Date; and

               (2) the net aggregate book value of the Offices, as determined for purposes of the Banc One Agreement; and

               (3) the net aggregate book value of the furniture, fixtures and equipment being transferred to BUYER, as determined for purposes of the Banc One Agreement; and

               (4) Nine and seven tenths percent (9.7%) of the average aggregate "Core Deposits" (as hereinafter defined) of the Offices as of the close of business for the five (5) business day period ending on the Banc One Closing Date; provided, however, in the event that the average principal balance of Deposit Liabilities relating to any Office, for the five(5) business day period immediately preceding the Banc One Closing
Date, shall decline more than five percent (5%) in principal balance from the average level of Deposit Liabilities relating to any such Office for the period commencing five (5) business days immediately preceding the first public disclosure of this Agreement, then the Acquisition Consideration as applicable to the Offices subject to the disclosure, shall be calculated on the basis of the Deposit Liabilities for that Office for the period commencing five (5) business days preceeding the date of such disclosure. The term "Core Deposits" shall mean the aggregate balance of all Deposit Liabilities of the Offices
(which aggregate balance shall include interest posted to such accounts as of the close of business on the Closing Date). The amount calculated as set forth herein as of the close of business on the Closing Date is hereinafter called the "Acquisition Consideration;" and

               (5) the amount of prepaid expenses described in Section 1.2(f) of this Agreement, prorated as of the close of business on the day immediately preceding the Closing Date; and

               (6) the book value of the Office Loans together with accrued and unpaid interest thereon computed as of the close of business on the Closing Date; and

               (7) the sum of $10,000.00 for each ATM or CBCT located at the Offices (which price does not include the "surrounds" for such ATM or BCT).

In the event that the sum of items (1) through (7) above should be in excess of the aggregate amount to be transferred by SELLER pursuant to the first paragraph of this Section 1.4(a), the full amount of such excess shall constitute an amount due from BUYER to SELLER, and shall be paid to SELLER at the Closing in the manner specified in Section 6.4 hereof. The parties shall execute a Preliminary Settlement Statement at the Closing and a Final Settlement Statement postclosing in accordance with
Section 6.4 herein, in substantially the same form as set forth in Schedules P and Q attached hereto and incorporated herein.

          (b) Reimbursement of Certain Expenses. All other expenses relating to the Offices (i) due and payable at times after the Closing Date for periods prior to the close of business on the Closing Date or (ii) paid prior to the close of business on the Closing Date for periods following the Closing Date, including the prepaid expenses described in Section 1.2(f) hereof and deferred expenses described in Section 1.3(d) hereof, including without limitation, real estate taxes and assessments which are a lien but not yet due and payable, utility payments, payments due on leases assigned, payments due on assigned service and maintenance contracts, FDIC insurance premiums, and similar expenses relating to the Offices that have been prorated to SELLER under Section 1.04(b) of the Banc One Agreement shall be expenses for which the BUYER shall make reimbursement to SELLER.

          (c) Expenses Relating to Real Property and other Assets. The transfer (or conveyance) fees relating to the Owned Real Estate and the costs, fees and expenses of all title commitments, title guaranties and title examinations relating to the procurement of the Title Commitments related to the Owned Real Estate and the Leased Real Estate referred to in Sections 2.1(a) and 5.2(g) herein, shall be allocated to, and shall be borne, solely and exclusively by BUYER. The costs, fees and expenses relating to the premiums for all title insurance policies (net of the costs of all title commitments, guaranties and examinations), recording costs and other similar costs, fees and expenses, if any, relating to the sale and transfer of the Owned Real Estate or the transfer of SELLER's interest in the Leased Real Estate including, but not limited to, any conveyance fees, taxes, recording costs and other similar fees and expenses relating to the sale and transfer of any other Assets, shall be allocated to, and shall be borne, solely and exclusively, by BUYER. BUYER shall reimburse SELLER at the Closing for all of the costs, fees and expenses allocated to BUYER pursuant to this Section 1.4(c) but paid by SELLER in the manner specified in Section 6.4 herein. If this transaction does not close by virtue of a breach of this Agreement, the breaching party shall be responsible for and shall, as appropriate, reimburse the other party for its expenses as set forth herein. If this transaction does not close for any other reason, each party shall reimburse the other party upon termination of this Agreement for such party's share of expenses so that each party shall pay the same share of expenses as it would have paid at Closing.


 2.  Conduct of the Parties Prior to Closing.
---------------------------------------------

     2.1 Covenants of SELLER. SELLER hereby covenants to BUYER that, from the ate hereof until the Closing, it will do or cause the following to occur:

          (a) Title Commitments for Real Estate. SELLER shall use reasonable efforts to cause Banc One to deliver to BUYER, at BUYER's expense, with respect to the Owned Real Estate and Leased Real Estate no later than thirty (30) days after the date of this Agreement, a commitment or commitments (the "Title Commitments") having an effective date as near as feasible to the date of delivery of such Title Commitments from a title insurance company designated by Banc One and reasonably satisfactory to BUYER, to issue to BUYER as soon as practicable after the Closing Date, as applicable, an American Land Title Association (ALTA) owners (Form B, 1970, Rev 1984) and/or leasehold title insurance (1975 Form) policies having an effective date as of the Closing Date in an amount satisfactory to BUYER (but not in excess of the appraised value of such properties or, as applicable, the amount of the leasehold interest to be transferred to BUYER pursuant to the Third Party Lease) covering the Owned Real Estate and Leased Real Estate, subject to the exceptions specified in the Title Commitments. If title to all or part of the Owned Real Estate or Leased Real Estate is unmarketable or is subject to any defect, lien, encumbrance, easement, condition, restriction or encroachment other than the Permitted Exceptions as defined in Section
10.8(c) herein, then BUYER shall provide written notice thereof to SELLER. SELLER shall in turn notify Banc One of such notice.
 Banc One shall have thirty days after written notice thereof from BUYER, to elect to remedy or remove any such defect, lien, encumbrance, easement, condition, restriction or encroachment but, if Banc One does not, BUYER may elect to attempt to cure or remove such defect or encumbrance or other maker, for a period of thirty days thereafter. If such defect or encumbrance or other manner is not cured, then, in addition to any other rights which BUYER may have hereunder, BUYER shall have the right with respect to the relevant Office (i) to declare this Agreement terminated by written notice to SELLER, or (ii) to waive any objection to such defect or encumbrance or other matter in which event such defect, encumbrance, or other matter shall be deemed to be a Permitted Exception. The Owned Real Estate is being sold by SELLER to BUYER hereunder free and clear of all liens, claims, encumbrances and rights of tenants in possession except for the Permitted Exceptions, and the conveyance by Limited Warranty Deed to be delivered by SELLER pursuant hereto shall be subject only to the Permitted Exceptions.

          (b) Required Authorizations. SELLER shall obtain and procure all necessary internal corporate approvals and authorizations, if any, required by SELLER to enable it to fully perform all obligations imposed on it hereunder which must be performed by it at or prior to the Closing.

          (c) Condemnation. If prior to Closing all or any portion of the Owned Real Estate or Leased Real Estate is taken or is made subject to eminent domain or other governmental acquisition proceedings, then SELLER, upon receipt of such notice from Banc
One under the Banc One Agreement, shall promptly notify BUYER thereof, and BUYER may either complete the Closing and receive the proceeds paid or payable on account of such acquisition proceedings, or terminate this Agreement as to such Office and related assets and liabilities. If BUYER terminates this Agreement, both parties shall thereupon be relieved from all further obligations hereunder as to such Office and related assets and liabilities.

          (d) Covenants of Banc One. The covenants of Banc One set forth in Section 2.01 of the Banc One Agreement shall, for purposes of this Agreement, inure to the benefit of BUYER, and SELLER hereby covenants and agrees to enforce such covenants at the written request of BUYER, provided that BUYER shall pay all costs and expenses (including, but not limited to, attorney's fees and expenses) associated with the enforcement by SELLER of such covenants.

     2.2 Covenants of BUYER. BUYER hereby covenants to SELLER that, from the date hereof until the Closing, it will do or cause the following to occur:

          (a) Regulatory Applications. BUYER shall prepare and submit for filing, at no expense to SELLER, any and all applications, filings, and registrations with and notifications to, all federal and state authorities required on the part of BUYER or any shareholder or affiliate of BUYER for the Acquisition to be consummated at the Closing as contemplated in Section 6.1 herein and for BUYER to operate the Offices following the Closing.
BUYER shall provide SELLER with a draft copy of each application, filing, registration, and notification for SELLER's approval prior to filing, which approval by SELLER will not be unreasonably withheld or delayed. Such applications will be submitted to SELLER in draft form not later than February 9, 1998 and filed by BUYER without delay following SELLER's approval of such applications; provided, however, that in no event will such applications be filed later than March 9, 1998. Thereafter, BUYER shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the Acquisition to be consummated at such Closing and for BUYER to operate the Offices following the Closing.
BUYER shall deliver to SELLER evidence of the filing of each and all of such applications, filings, registrations and notifications (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). BUYER shall also deliver to SELLER a copy of each material notice, order, opinion and other item of correspondence received by BUYER from such federal and state authorities
(except for any confidential portions thereof) and shall advise SELLER, at SELLER's request, of developments and progress with respect to such matters.

          (b) Required Authorizations. BUYER shall obtain and procure all necessary corporate and other approvals and authorizations, if any, required on its part to enable it to fully perform all obligations imposed on it hereunder which must be performed by it at or prior to the Closing.

          (c) Satisfaction of Conditions. BUYER shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or the conditions applicable to it, or its agreements, undertakings, obligations, or covenants set forth in this Agreement, and it shall promptly do all such reasonable acts and take all such reasonable measures as may be appropriate to enable it to perform as early as reasonably possible the agreements, undertakings, obligations, and covenants herein provided to be performed by it, and to enable the conditions precedent to SELLER's obligations to consummate the Closing of the Acquisition to be fully satisfied.
Additionally, BUYER shall not knowingly, directly or through any existing or future subsidiary or affiliate, take any action that would be in conflict with, or result in the denial, delay, termination, or withdrawal of, any of the regulatory approvals referred to in this Agreement.

     2.3 Covenants of All Parties. SELLER hereby covenants to BUYER, and BUYER hereby covenants to SELLER that, from the date hereof until the Closing, such party shall, subject to each party's respective rights and obligations under this Agreement, cooperate fully with the other party in attempting to obtain all consents, approvals, permits, or authorizations which are required to be obtained pursuant to any federal or state law, or any federal or state regulation thereunder, for or in connection with the transactions described and contemplated in this Agreement.


 3.  Representations and Warranties.
------------------------------------

     3.1 Representations and Warranties of SELLER. SELLER represents and warrants to BUYER as follows:

          (a) Good Standing and Power of SELLER. SELLER is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power to own its properties and to carry on its business as presently conducted. Banking subsidiaries of SELLER are insured depository institutions as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

          (b) Authorization of Agreement. The execution and delivery of this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of SELLER, and this Agreement is a valid and binding obligation of SELLER.

          (c) Effective Agreement. Subject to the receipt of any and all necessary regulatory approvals and required consents, the execution, delivery, and performance of this Agreement by SELLER and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under any of the provisions of Articles of Incorporation or ByLaws of SELLER, under any judgment, decree or order, under any law, rule, or regulation of any government or agency thereof, or under any material contract, material agreement or material instrument to which SELLER is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on the Assets or SELLER's ability to perform its obligations hereunder.

          (d) Title to Real Estate And Other Assets. SELLER shall convey, or cause to be conveyed, the Owned Real Estate to BUYER by delivery at the Closing of a limited warranty deed conveying such title subject only to the Permitted Exceptions. The Third Party Lease will be assigned to BUYER by delivery of an assignment conveying such leasehold interest to BUYER at the Closing.

          (e) Deposit. Attached as Schedule G hereto is a true and accurate schedule of all Deposit Accounts (including individual retirement accounts) domiciled at the Offices, prepared by Banc
One as of a date within thirty (30) days prior to the date of this Agreement, listing by Office and by category the amount of all deposits and the interest rates and maturity dates associated with such deposits, and indicating the deposits that constitute Core Deposits.

          (f) Office Loans. Attached hereto as Schedule H is a true and accurate Schedule of all Office Loans, including accrued and unpaid interest thereon, computed as of a date within thirty
(30) days prior to the date of this Agreement, excluding however, such Office Loans which are more than 30 days past due for payment of principal or interest.

          (g) Personal Property. Schedule C is a preliminary listing of Fixed Assets owned by Banc One and located at the Offices, which is subject to nonmaterial change prior to the Closing
Date. A final listing of Fixed Assets will be provided to BUYER by SELLER prior to the Closing Date.

          (h) Assumed Contracts and Third Party Lease. Schedule D is a true and accurate schedule of all Assumed Contracts related to the Offices.

          (i) FIRPTA. SELLER is not a "foreign person" within the meaning of the Internal Revenue Code 1445.

          (j) For purposes of this Section 3.1, the "knowledge" of SELLER shall mean the actual knowledge of the President of SELLER.

          (k) Representations and Warranties of Banc One. The representations and warranties of Banc One set forth in Section
3.01 of the Banc One Agreement shall, for purposes of this Agreement, inure to the benefit of BUYER, and upon BUYER's written request, SELLER hereby agrees to exercise on behalf of BUYER any remedies available as a result of any such representation or warranty being untrue or breached, provided that, BUYER shall pay all cost and expenses (including, but not limited to, attorneys' breached fees and expenses) associated with the exercise by SELLER of such remedies.

     3.2 Representations and Warranties of BUYER. BUYER represents and warrants to SELLER as follows:

          (a) Good Standing and Power of BUYER. BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, as amended, with corporate power to own its properties and to carry on its business as presently conducted. The banking subsidiaries of BUYER are insured depository institutions, as defined in the Federal Deposit
Insurance Act and applicable regulations thereunder.

          (b) Authorization of Agreement. The execution and delivery of this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of BUYER, and this Agreement is a valid and binding obligation of BUYER.

          (c) Effective Agreement. Subject to the receipt of any and all necessary regulatory approvals, the execution, delivery, and performance of this Agreement by BUYER, and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance, under any of the provisions of the Articles of Incorporation or ByLaws of BUYER, under any judgment, decree or order, under any law, rule or regulation of any government or agency thereof, or under any material agreement, material contract or material instrument to which BUYER is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on BUYER's ability to perform its obligations hereunder.


 4.  Actions Respecting Employees and Pensions and Employee Benefit Plan.
-------------------------------------------------------------------------

     4.1 Employment of employees. BUYER shall extend offers of employment, as of the Closing Date, to such employees of the Offices listed in Schedule R as may be employed by Banc One at the Offices as of the date of the Banc One Closing (including, without limitation, those employees who on the Closing Date are on family and medical leave, military leave, or personal or pregnancy leave and who elect to return to work not later than one (1) year following the Closing Date; individually and collectively the "Leave Employees" herein) for positions entailing responsibilities in effect at Banc One as of the Closing Date, and for a base salary not less than that paid by Banc One as of the Closing Date, Employees accepting employment with BUYER, including but not limited to the Leave Employees, are referred to herein individually and collectively as the "Transferred Employees". In the event that BUYER shall transfer (except in a comparable position and for comparable compensation to an office not more than 25 miles from the Office at which the Transferred Employee is employed as of the Closing Date, or at the request of the Transferred Employee), terminate employment of, or reduce the base salary of, a Transferred Employee (the "Terminated Employee") between the Closing Date and the date which is one (1) year from the Closing Date, other than for cause, BUYER shall pay to the Terminated Employee a sum equal to the greater of that which the Terminated Employee would have received on the date of such transfer, termination, or reduction in salary under the severance plan of Banc One applicable to the Terminated Employee as of the date hereof and set forth in Schedule R or the severance plan of BUYER otherwise applicable to the Terminated Employee as of the date of such transfer, termination, or reduction in base salary. Such payment shall be due and owing the Terminated Employee on the date of such transfer, termination, or reduction in salary. Nothing contained in this Agreement shall restrict or prohibit BUYER and any Transferred Employee from entering into an agreement satisfactory to both BUYER and the Transferred Employee providing for resolution of matters set forth in this section.

     4.2 Terms and Conditions of Employment. Except as otherwise provided explicitly in this Agreement, the terms of employment for each Transferred Employee shall be determined solely by BUYER's policies, procedures, and programs; provided, however, that each Transferred Employee shall be provided employment subject to the following terms and conditions:

          (a) Base salary shall be at least equivalent to the rate of base salary paid by Banc One to such Transferred Employee as of the close of business on the day prior to the Closing Date.

          (b) Except as otherwise specifically provided herein, Transferred Employees shall be provided employee benefits that are no less favorable in the aggregate than those provided to similarly situated employees of BUYER. BUYER shall provide such Transferred Employees with credit for the Transferred Employee's period of service with Banc One (including any service credited from predecessors by merger or acquisition to Banc One) towards the calculation of eligibility and vesting for such purposes as vacation, severance and other benefits and participation and vesting in BUYER's qualified pension and/or Profit sharing 401(k) plans, as such plans may exist (but, except as set forth in (e) below and for vacation, not for purposes of benefit accruals, including, without limitation, funding of accrued pension or profit sharing plans for such Transferred Employees with respect to any period prior to the Closing Date).

          (c) Each Transferred Employee shall be eligible to participate in the medical, dental, or other welfare plans of BUYER, as such plans may exist, on and after the Closing Date, and any preexisting conditions provisions of such plans shall be waived with respect to any such Transferred Employees.

          (d) With respect to any Transferred Employee who is also a Leave Employee, upon conclusion of his or her shortterm disability or temporary leave of absence, subject to the terms and conditions of the BUYER's plans and policies and applicable law, each Transferred Employee on such leave shall receive the salary and vacation benefits in effect when he or she went on leave, shall otherwise be treated as a Transferred Employee, and, to the extent practicable, shall be offered by the BUYER the same or a substantially equivalent position to his or her position with Banc One prior to having gone on leave.

          (e) Except as provided herein, Banc One shall pay, discharge, and be responsible for (i) all salary and wages arising out of employment of the Transferred Employees through the Closing Date, and (ii) any employee benefits (except vacation, sick, and personal days accrued but unused by the Transferred Employee through the Closing Date which BUYER hereby agrees to grant to such Transferred Employees following the Closing Date) arising under Banc One's employee benefit plans and employee programs prior to the Closing Date (but not including medical benefits, if any, to Transferred Employees who retire after the Closing Date), including benefits with respect to claims incurred prior to the Closing Date but reported after the Closing Date and benefits inuring to Leave Employees prior to any election by such Leave Employees to return to work with BUYER. From and after the Closing Date, BUYER shall pay, discharge, and be responsible for all salary, wages, and benefits arising out of or relating to the employment of the Transferred Employees by BUYER from and after the Closing Date, including, without limitation, all claims for welfare benefits plans incurred on or after the Closing Date. Claims are incurred as of the date services are provided notwithstanding when injury or illness may have occurred.

     4.3 Compliance with Law. BUYER agrees that it shall comply with any and all applicable requirements, if any, under the Worker Adjustment and Retraining Notification Act in connection with the transaction contemplated by this Agreement. BUYER hereby agrees to indemnify and to hold SELLER and its affiliates and its and their officers, directors, agents, and employees harmless from and against any and all liability, loss, cost, and expense, however arising, as a result of the failure of BUYER to comply with its obligations as set forth in this section.

     4.4 Actions to be Taken by SELLER. SELLER covenants to BUYER that it will do or cause the following to occur: Except with the written consent of BUYER, for a period of twelve (12) months following the Closing Date, SELLER will not directly or indirectly solicit Transferred Employees as prospective officers or employees of SELLER; provided, however, that SELLER shall not be prohibited or restricted from hiring a Transferred Employee if such Transferred Employee contacts SELLER or an affiliate of SELLER to seek hiring or retention, whether in response to general advertising, or if a Transferred Employee is terminated subsequent to the Closing.


 5.  Conditions Precedent to Closing.
-------------------------------------

     5.1  Conditions to SELLER's Obligations.  The obligations of
SELLER to consummate the Acquisition are subject to the satisfaction, or the waiver in writing by SELLER to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

          (a) Prior Regulatory Approval. All filings and registrations with, and notifications to, all federal and state authorities required for consummation of the Acquisition shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

          (b) Corporate Action. The Board of Directors of BUYER shall have taken all corporate action necessary by it to effectuate this Agreement and the Acquisition and BUYER shall have furnished SELLER with a certified copy of each such resolution adopted by the Board of Directors of BUYER evidencing the same.

          (c) Representations and Warranties. The representations and warranties of BUYER set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, and BUYER shall have delivered to SELLER a Certificate to that effect, dated as of the Closing Date to the effect specified in
Schedule I to this Agreement.

          (d) Covenants. Each and all of the covenants and agreements of BUYER to be performed or complied with at or prior to Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by BUYER, or waived by SELLER, and BUYER shall have delivered to SELLER a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule K to this Agreement.

          (e) No Proceedings or Prohibitions. At the time of the Closing, there shall not be any litigation, investigation, inquiry, or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of SELLER, with the advice of counsel, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transactions contemplated by this Agreement or which might result in rescission in connection with such transactions; and SELLER shall have been furnished with a Certificate, in substantially the form specified in Schedule K to this Agreement, dated as of the Closing Date and signed by the Chairman, President, or Vice President, and the Secretary or Assistant Secretary of BUYER, to the effect that no such litigation, investigation, inquiry, or proceeding is pending or threatened to the best of their knowledge.

          (f) Opinion of Counsel. BUYER shall have delivered to SELLER an opinion, dated as of the Closing Date, of legal counsel reasonably satisfactory to SELLER and its counsel, in form and substance reasonably satisfactory to SELLER and its counsel to the effect specified in Schedule L to this Agreement.

          (g) Receipt of Consents of Third Parties. SELLER shall have received, in form and substance satisfactory to SELLER, any and all consents, approvals or waivers of third parties as SELLER, in its sole discretion (subject to the provisions of this Agreement), may deem necessary or appropriate to enable it to consummate the transactions contemplated by this Agreement without additional cost, expense, or liability to SELLER or its affiliates.

          (h) Closing under Banc One Agreement. The Closing under the Banc One Agreement shall have occurred.

          (i) Banc One Approval. Banc One shall have delivered its written approval of BUYER as an "Approved Subsequent Buyer" as defined in Banc One Agreement.

     5.2  Conditions to BUYER's Obligations.  The obligations of
BUYER to consummate the Acquisition are subject to the satisfaction, or the waiver in writing by BUYER to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

          (a) Prior Regulatory Approval. All filings and registrations with, and notifications to, all federal and state authorities required for consummation of the Acquisition and operation of the Offices by BUYER shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition and operation of the Offices by BUYER shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

          (b) Corporate Action. The Board of Directors of SELLER shall have taken all corporate action necessary to effectuate this Agreement and the Acquisition; and SELLER shall have furnished
BUYER with a certified copy of each such resolution adopted by the Board of Directors of SELLER evidencing the same.

          (c) Representations and Warranties. The representations and warranties of SELLER set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (unless a different date is specifically indicated in such representations and warranties), and SELLER shall have delivered to BUYER a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule K to this Agreement.

          (d) Covenants. Each and all of the covenants and agreements of SELLER to be performed or complied with pursuant to this Agreement shall have been duly performed or complied with in all material respects by SELLER, or waived by BUYER, and SELLER shall have delivered to BUYER a Certificate to that effect, dated as of the Closing Date to the effect specified in Schedule
K to this Agreement.

          (e) No Proceedings or Prohibitions. At the time of the Closing, there shall not be any litigation, investigation, inquiry, or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of BUYER, with the advice of counsel, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transactions contemplated by this Agreement or which might result in rescission in connection with such transactions; and BUYER shall have been furnished with a Certificate, in substantially the form specified in Schedule K to this Agreement, dated as of the Closing Date and signed by the Chairman, President, or Vice President, and the Secretary or Assistant Secretary of SELLER, to the effect that no such litigation, investigation, inquiry, or proceeding is pending or threatened to the best of their knowledge.

          (f) Opinion of Counsel. SELLER shall have delivered to BUYER an opinion, dated as of the Closing Date, of legal counsel reasonably satisfactory to BUYER and its counsel, in form and substance reasonably satisfactory to BUYER and its counsel to the effect specified in Schedule L to this Agreement.

          (g)  Real Property. The Title Commitments (as defined in
Section 2.1(a) herein) shall have been delivered to BUYER, and updated to or as close as practicable to (but in no event more than five (5) business days prior to) the Closing Date, in accordance with the terms of such Section, and such updated
Title Commitments shall not include any special exceptions other than those set forth in the original Title Commitments and any other Permitted Exceptions.

          (h) Fixed Assets. There shall have been no material alteration in or adjustment to the Fixed Assets. For purposes of this subsection (h), it will not be considered to be a material alteration or adjustment to the Fixed Assets if (i) Banc One makes additions to the Fixed Assets with the prior written consent of BUYER or (ii) Banc One makes additions to the Fixed Assets without BUYER's consent in order to correct emergency situations which are threatening to impair Banc One's operations at an Office.

          (i) Banc One Approval. Banc One shall have delivered its written approval of BUYER as an "Approved Subsequent Buyer" as defined in Banc One Agreement.

     5.3 NonSatisfactions of Conditions Precedent. The nonoccurrence or delay of the Closing of the Acquisition by reason of the failure of timely satisfaction of all conditions precedent to the obligations of any party hereto to consummate the Acquisition shall in no way relieve such party of any liability to the other party hereto, nor be deemed a release or waiver of any claims the other party hereto may have against such party, if and to the extent the failure of timely satisfaction of such conditions precedent is attributable to the actions or inactions of such party.

     5.4 Waivers of Conditions Precedent. The conditions specified in Sections 5.1 and 5.2 herein shall be deemed satisfied or, to the extent not satisfied, waived if the Closing occurs unless such failure of satisfaction is reserved in a writing executed by BUYER and SELLER at or prior to the Closing.


 6.  Closing.
-------------

     6.1 Closing and Closing Date. The Acquisition contemplated by this Agreement shall be consummated and closed (the
"Closing") at such location as shall be mutually agreed upon by BUYER and SELLER, and such Closing shall be on the same date, or the next succeeding day, as the Banc One Closing (the "Closing Date").

     6.2 SELLER's Actions at Closing. At the Closing (unless another time is specifically stated in Section 6.4 hereof), SELLER shall, with respect to the Offices:

          (a) deliver to BUYER at the Offices such of the Assets purchased hereunder as shall be capable of physical delivery, including, without limitation, all assets comprising the safe deposit box business, if any, of the Offices;

          (b) execute, acknowledge and deliver to BUYER all such limited warranty deeds (qualified, as necessary, to reflect all Permitted Exceptions), endorsements, assignments, bills of sale, and other instruments of conveyance, assignment, and transfer as shall reasonably be necessary or advisable to consummate the sale, assignment, and transfer of the Assets sold or assigned to BUYER hereunder and such other documents as the title company may reasonably require; the originals of all blueprints, construction plans, specifications and plats relating to the Owned Real Estate, which are now in Banc One's possession or which SELLER has reasonable access to; and such other documents or instruments as may be reasonably required by BUYER, required by other provisions of this Agreement, or reasonably necessary to effectuate the Closing;

          (c) execute, acknowledge and deliver to BUYER a duly executed and recordable assignment to BUYER of the Third Party Lease and a consent to assignment from the landlord of the Third Party Lease all in substantially as set forth in Schedule F attached hereto and incorporated herein by reference;

          (d) assign, transfer, and make available to BUYER such of the following records as exist and are available and maintained at the Offices (in whatever form or medium then maintained by Banc One) pertaining to the Deposit Liabilities and Office Loans:

               (1) signature cards, orders, contracts, and agreements between Banc One and depositors of the Offices and borrowers with respect to Office Loans, and records of similar character;
and

               (2)  a trial balance listing of records of account; and

               (3) all other miscellaneous records, statements and other data and materials maintained by Banc One relative to any Deposit Liabilities being assumed by BUYER and Office Loans being acquired by BUYER; and

          (e) assign, transfer, and deliver to BUYER such safe deposit and safekeeping files and records (in whatever form or medium then maintained by Banc One) pertaining to the safe deposit business of the Offices transferred to BUYER hereunder as exist and are available, together with the contents of the safe deposit boxes maintained at the Offices, as the same exist as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the leases or other agreements relating to the same) and all securities and other records, if any, held by the Offices for their customers as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the agreements or receipts relating to the same); and

          (f) make available and transfer to BUYER on the Closing Date and prior to the conclusion of the Closing any funds required to be paid to BUYER pursuant to the terms of this Agreement; and

          (g) execute, acknowledge and deliver to BUYER all Certificates and other documents required to be delivered to BUYER by SELLER at the Closing pursuant to the terms of this Agreement; and

          (h) assign by endorsement substantially in a form as provided in Schedule M attached hereto, transfer and deliver to BUYER the contract, promissory note or other evidence of indebtedness related to the Office Loans together with the loan file and records (in whatever form or medium maintained by Banc One immediately prior to the Banc One Closing) pertaining to such Office Loans; and

          (i) assign to BUYER all SELLER's rights in and to the Assumed Contracts which are assignable and which constitute part of the Assets.

     6.3 BUYER's Actions at the Closing. At the Closing (unless another time is specifically stated in Section 6.4 hereof), BUYER shall, with respect to the Offices:

          (a) execute, acknowledge, and deliver to SELLER, to evidence the assumption of the liabilities and obligations of SELLER by BUYER hereunder, an instrument of assumption in the form set forth in Schedule N to this Agreement, and SELLER shall then accept, execute, and acknowledge such instrument. Copies of such instrument may be recorded in the public records at the option of either party hereto. The execution and acknowledgment of such instrument shall not be deemed to be a waiver of any rights or obligations of any party to this Agreement;

          (b) receive, accept and acknowledge delivery of all Assets, and all records and documentation relating thereto, sold, assigned, transferred, conveyed or delivered to BUYER by SELLER hereunder; and

          (c) execute and deliver to SELLER such written receipts for the Assets, properties, records, and other materials assigned, transferred, conveyed, or delivered to BUYER hereunder as SELLER may reasonably have requested at or before the Closing;

          (d) pay to SELLER on the Closing Date and prior to the conclusion of the Closing any funds required to be paid to SELLER at the Closing pursuant to the terms of this Agreement;

          (e) execute, acknowledge and deliver to SELLER all Certificates and other documents required to be delivered to SELLER by BUYER at the Closing pursuant to the terms hereof; and

          (f) execute, acknowledge and deliver to SELLER an agreement wherein BUYER assumes obligations with respect to the Third
Party Lease and Assumed Contracts and the IRA's for all periods following the Closing Date with respect thereto.

     6.4 Methods of Payment. Subject to the adjustment procedures set forth in this Section 6.4, the transfer of the funds, if any, due to BUYER or to SELLER, as the case may be, as set forth pursuant to the terms of Section 1.4(a) hereof, shall be made on the Closing Date in immediately available United States Federal Funds. At least two business days prior to the Closing, SELLER and BUYER shall provide written notice to one another indicating the account and bank to which such funds shall be wire transferred. In order to facilitate the Closing, the parties agree: (i) that the amount of funds transferred on the Closing Date, pursuant to Section 1.4(a) hereof, shall be computed based upon (a) the aggregate book value plus accrued interest of the Office Loans as of the close of business on a day to be agreed between the parties, not more than three (3) business days preceding the Closing Date, (b) cash on hand at the Offices as of the close of business on a day to be agreed between the parties, not more than three (3) business days preceding the Closing Date, and (c) the aggregate balance of all Deposit
Accounts (including interest posted or accrued to such accounts and Individual Retirement Accounts which have become IRAs as a result of the written appointment of BUYER as the successor custodian and the failure of the account holders to object to such appointment) as of the close of business on a day to be agreed between the parties, not more than three (3) business days preceding the Closing Date, and the parties shall execute a Preliminary Closing Statement in substantially the form set forth in Schedule P attached. Furthermore, within ten (10) business days after the Closing, the parties shall make appropriate postclosing adjustments, consistent with the provisions of Section 1.4 hereof, based upon actual Deposit Accounts as of the Closing Date, Office Loans as of the Closing Date, and cash transactions which took place on the Closing Date or which took place prior to the Closing Date but which were not reflected in the Preliminary Closing Statement, and shall execute the Final Settlement Statement in substantially the form set forth in Schedule O attached. In addition, prorations of prepaid and deferred income and expenses that cannot be reasonably calculated at the Closing shall be settled and paid based on actual amounts and calculations as soon as possible after the Closing.

     6.5 Availability of Closing Documents. The documents proposed to be used and delivered at the Closing shall be made available for examination by the respective parties not later than 12:00 noon, Ohio time, on the tenth Business Day prior to the Closing Date.

     6.6 Effectiveness of Closing. Upon the satisfactory completion of the Closing, which does not include and shall not require completion of the adjustment and proration arrangements set forth in Section 6.4, the Acquisition shall be deemed to be effective and the Closing shall be deemed to have occurred.


 7.  Certain Transitional Matters.
----------------------------------

     7.1 Transitional Action By BUYER. After the Closing, unless another time is otherwise indicated:

          (a) BUYER shall: (i) pay in accordance with the law and customary banking practices and applicable Deposit Account contract terms, all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits, and withdrawal orders presented to BUYER by mail, over the counter, through electronic media, or through the check clearing system of the banking industry, by depositors of the Deposit Accounts assumed by BUYER hereunder, whether drawn on checks, negotiable orders or withdrawal, drafts, or withdrawal order forms provided by BUYER or Banc One; and (ii) in all other respects discharge, in the usual course of the banking business, the duties and obligations of Banc One with respect to the balances due and owing to the depositors whose Deposit Accounts are assumed by BUYER hereunder; provided, however, that any obligations of BUYER pursuant to this Section 7.1 to honor checks, negotiable orders of withdrawal, drafts, and withdrawal orders on forms provided by Banc One and carrying its imprint (including its name and transit routing number) shall not apply to any checks, drafts, withdrawal orders, or returned items (i) presented to BUYER more than one hundred eighty (180) days following the Closing Date, or (ii) on which a stop payment has been requested by the deposit customer. BUYER shall submit and file any required reports on IRS Form 1099 with respect to interest accrued on Deposit Liabilities after the Closing Date. The provisions of this subsection 7.1 (a) shall in no way limit BUYER's duties or obligations arising under Section 1.3(b) hereof.

          (b) BUYER shall, not earlier than the time of procurement of all regulatory approvals required for consummation of the transaction contemplated by this Agreement nor later than ten
(10) days prior to the Closing Date, notify all depositors of the Offices by letter, acceptable to Banc One and SELLER, produced in, if appropriate, several similar, but different forms calculated to provide necessary and specific information to the owners of particular types of accounts, of BUYER's pending assumption of the Deposit Liabilities hereunder, and, in appropriate instances, notify depositors that on and after the Closing Date certain Banc One depositrelated services and/or
Banc One's debit card and automatic teller machine services impacted by the transactions contemplated by this Agreement, will be terminated. As an enclosure to such notices, BUYER may furnish appropriate depositors with brochures, forms and other written materials related or necessary to the assumption of the Deposit Accounts by BUYER and the conversion of said accounts to BUYER accounts, including the provision of checks to appropriate depositors using the forms of BUYER with instructions to such depositors to utilize such BUYER checks on and after the Closing
Date and thereafter to destroy any unused checks on Banc One's forms. The expenses of the printing, processing and mailing of such letter notices and providing new BUYER checks and other forms and written materials to appropriate customers shall be borne by BUYER. Before Closing, except as provided in this paragraph, BUYER will not contact Banc One's customers except as may occur in connection with advertising or solicitations directed to the public generally or in the course of obtaining the requisite regulatory approvals of the transaction. Anything to the contrary herein notwithstanding, BUYER shall provide, at no cost to Banc One and SELLER, any and all notices, communications, and filings which may be required by law, regulation, or otherwise, relating to any changes in terms and other matters relating to the Deposit Accounts and the Office
Loans occurring subsequent to the Closing Date. Any and all such notices, communications, and filings which may be required to be provided prior to the Closing Date shall be submitted on a timely basis for review by Banc One and SELLER and shall be subject to the written approval of Banc One and SELLER prior to delivery to any third party.

          (c) BUYER shall promptly pay to SELLER an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, withdrawal orders, or returned items (net of the applicable Acquisition Consideration paid by BUYER with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to a Deposit Account assumed by BUYER hereunder which are returned uncollected to Banc One or SELLER after the Closing Date. The foregoing shall include an amount equivalent to holds placed upon such deposit account for items cashed by Banc One or SELLER as of the close of business on the Closing Date.

          (d) All tasks and obligations concerning the provision of data processing services to or for the Offices after the Closing, other than those specifically set forth in, and to the extent assumed by SELLER pursuant to, Section 7.2(b) herein, if any, are the sole and exclusive responsibility of, and shall be performed solely and exclusively by, BUYER.

          (e) BUYER shall, not later than the close of business on the business day immediately following the Closing Date, supply suitable governmentbacked securities as security for any deposits of governmental units included among the Deposit
Liabilities for which Banc One had provided similar security.

          (f) BUYER shall, as soon as practicable but not more than 10 business days after the Closing Date, prepare and transmit at BUYER's expense to each of the obligors on Office Loans transferred to BUYER pursuant to this Agreement a notice to the effect that the loan has been transferred and directing that payment be made to BUYER at the address specified by BUYER, with BUYER's name as payee on any checks or other instruments used to make payments, and, with respect to such loan on which a payment notice or coupon book has been issued, to issue a new notice or coupon book reflecting the name and an address of BUYER as the person to whom and place at which payments are to be made.

          (g) If the balance due on any Office Loan transferred to BUYER pursuant to this Agreement has been reduced by Banc One or SELLER as a result of a payment by check or draft received prior to the close of business on the Closing Date, which item is returned unpaid to Banc One or SELLER after the day immediately preceding the Closing Date, the asset value represented by the loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by BUYER to SELLER.

          (h) BUYER shall use its best efforts to cooperate with SELLER in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by BUYER hereunder.

          (i) BUYER hereby grants to SELLER and its contractors access to the Offices until 8:00 A.M. local time on the day following the Closing Date, or such other later date and time as the parties may agree, at no cost or expense to SELLER, for conduct of activities consistent with this Agreement in conjunction with the transactions contemplated hereby.

          (j) The duties and obligations of BUYER in this section 7.1 shall survive the Closing.

     7.2 Transitional Actions By SELLER. After the Closing, unless another time is otherwise indicated:

          (a) SELLER shall use its best efforts to cooperate with BUYER in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by BUYER hereunder. SELLER shall use reasonable efforts to have Banc One provide final statements as of the Closing Date, in conjunction with appropriate Deposit Liabilities, with interest and service charges prorated to close of business on the Closing Date. SELLER shall use reasonable efforts to have Banc One submit and file any required reports on IRS Form 1099 with respect to interest accrued on Deposit Liabilities through the Closing Date.

          (b) SELLER's sole and exclusive responsibilities concerning the provision of data processing services to or for the Deposit Accounts of the Offices after the Closing Date, if any, shall be as set forth in this Section 7.2(b). As soon as practicable following the date of this Agreement, SELLER shall use reasonable efforts to have Banc One provide BUYER with applicable product functions and specifications relating to the data processing support required for the Deposit Accounts, Office Loans, and safe deposit business (if such data processing support currently is provided with respect to such business) maintained at the Offices (such Deposit Accounts, Office Loans and safe deposit business, if applicable, hereinafter called the "Accounts"). As soon as practicable following the date of this Agreement, SELLER shall use reasonable efforts to have Banc One provide to BUYER file formats relating to the Accounts and up to three (3) sets of test tapes related to the Accounts in generic form which are machine readable on IBM (or IBM compatible) equipment or which shall be on eighteen track 3480 cartridges (noncompressed data) or on nine channel 6250 B.P.I. EBCDIC formatted tape. By not later than 2:00 P.M. local Columbus, Ohio time on the day immediately following the Closing Date, SELLER shall use reasonable efforts to have Banc One make the foregoing documents and materials available for pickup by BUYER at the Banc One Corporation, Columbus, Ohio, Data Processing Center and/or the FISERV Data Center in Philadelphia, Pennsylvania.
BUYER shall review and analyze such materials including, but not limited to, the file formats and test tapes, and shall advise
SELLER in writing of any defects or concerns relating thereto not later than 10 business days following receipt thereof.

          (c) SELLER shall use reasonable efforts to have Banc One resign as custodian of each IRA account maintained at the Offices and assign the custodianship of such accounts to BUYER upon Closing subject to receipt of applicable customer consents and other provisions of this Agreement including the provisions of section 8.10 hereto.

          (d) SELLER shall use reasonable efforts to have Banc One terminate its ATM/debit card service effective as of close of business on the business day preceding the Closing Date or such other date and time as Banc One, SELLER and BUYER may agree.
Such terminations will be preceded by the notice described in
Section 7.1(b) herein. SELLER shall have no obligation with respect to conversion or change over with respect to direct deposit or payroll and retirement payments service relating to the Deposit Accounts following the Closing and, further, BUYER shall assume all responsibility and liability with respect thereto following the Closing. SELLER and Banc One will continue to redirect and/or pass through relevant ACT transactions on Deposit Accounts for a period of 90 days following the Closing Date.

          (e) As of the opening of business on the first business day after the Closing Date, SELLER shall use reasonable efforts to have Banc One, and BUYER shall, provide the appropriate Federal
Reserve Bank (the "FRB") with all information necessary in order to expedite the clearing and sorting of all checks, drafts, instruments and other commercial paper relative to the Deposit
Liabilities and/or the Office Loans (hereinafter collectively referred to as "Paper Items"). BUYER shall bear all charges and costs imposed by the Federal Reserve in connection with the reassignment of account number ranges for sorting the Paper
Items.


In the event the Federal Reserve and/or any other regional or local clearinghouse for negotiable instruments fails, refuses or is unable to direct sort such Paper Items for delivery to BUYER with the result that such Paper Items are presented to Banc One or SELLER, by not later than 2:00 _.m. local Columbus, Ohio time on each business day following the Closing and continuing for one hundred twenty (120) days after the Closing, SELLER shall use reasonable efforts to have Banc One make available to BUYER for pick up from Banc One's offices or the offices of Banc One's agent and/or processor at the Banc One Data Processing Center in Columbus, Ohio and/or the Banc One Corporation Charleston, West Virginia Data Processing Center, all of the Paper Items which are received by Banc One or SELLER from the FRB and/or any regional or local clearinghouse during the morning of each such business day on an "asreceived basis." At the same time SELLER shall use reasonable efforts to have Banc One also make available to BUYER information and records, including but not limited to systems printouts, concerning such Paper Items and concerning incoming Automated Clearing House items ("ACM items") as well as outstanding Automatic Teller Machine ("ATM") transactions. Such information and records, including but not limited to systems printouts, will utilize the most recent account number designated by Banc One for each of the Deposit Accounts and/or the Office Loans. BUYER shall initiate appropriate Notification of Change requests relating to appropriate routing manners at the sole expense of BUYER within 30 days following the Closing Date. SELLER shall use reasonable efforts to have Banc One each business day endeavor to see that the sum of (a) the actual Paper Items provided to BUYER plus (b) all ACT items and ATM transactions captured by Banc One in its information and records balance with the sum of (c) the information and records, including but not limited to systems printouts, provided by Banc One relative to the Paper Items plus
(d) the information and records, including but not limited to systems printouts, provided relative to the ACT items and ATM transactions affecting the Deposit Accounts and/or the Office Loans.

Except as otherwise expressly noted, SELLER shall use reasonable efforts to have Banc One provide the foregoing at no charge to BUYER for a period not to exceed thirty (30) days from the Closing Date except that BUYER shall pay any charges assessed to Banc One or SELLER by the FRB, a national or local clearinghouse and/or Banc One's agent and/or processor to the extent such assessments relate to the Deposit Accounts. BUYER shall be responsible for pick up of the data to be provided by Banc One and SELLER and shall compensate SELLER for activity subsequent to the referenced 30 day period in the amount of $50.00 per day and $.25 per item.

SELLER and BUYER shall arrange for appropriate daily settlement between the parties in order that the transmission of all monies associated with the matters set forth in this Section 7.2(e) might be effected promptly.

SELLER shall not be liable to BUYER for any failure to provide the data required by this Section 7.2(e) to the extent any such failure results from causes beyond SELLER's control including war, strike or other labor disputes, acts of God, errors or failures of the FRB, Banc One and/or a participating regional or local clearinghouse, or equipment failure or other emergency wherein SELLER and/or its agent processor has been unable to process in clearings from the FRB, Banc One or such clearinghouse.

          (f) SELLER shall use reasonable efforts to have Banc One, not earlier than the time of procurement of all regulatory approvals required for consummation of the transaction contemplated by this Agreement nor later than twenty days prior to the Closing
Date, notify all depositors of the Offices and all borrowers of any Office Loan by letter acceptable to BUYER, produced in, if appropriate, several similar, but different forms calculated to provide necessary and specific information to the owners of particular types of accounts and/or loans, of BUYER's pending assumption of the Deposit Liabilities and acquisition of the Office Loans hereunder, and, in appropriate instances, notify depositors that on and after the Closing Date certain Banc One depositrelated services and/or Banc One's debit card and automatic teller machine services, will be terminated. SELLER shall use reasonable efforts to insure that the expenses of the printing, processing and mailing of such letter notices shall be borne by Banc One. Anything to the contrary herein notwithstanding, nothing in this Agreement shall be deemed to constitute an assumption by SELLER or Banc One of the duties and obligations of BUYER with respect to the provision of applicable notices, communications, and filings relating to changes in the terms of any Deposit Accounts or Office Loans as set forth in this Agreement.

          (g) For a period of ending on the later of the next ensuring payment date under the terms of the office loan following the Closing Date or sixty (60) days after the Closing Date, SELLER shall use reasonable efforts to ensure that Banc One will forward to BUYER, within two (2) business days of receipt, loan payments received by Banc One with respect to the Office Loans.
BUYER will forward, within two (2) business days of receipt payments received by BUYER with respect to any loans not assigned to BUYER under this Agreement. BUYER further agrees, and SELLER shall use reasonable efforts to have Banc One agree, to refer customers to the offices of the other when such customers present payments over the counter to the party not holding their respective loan. BUYER shall reimburse Banc One within 30 days of notice by Banc One to BUYER for any payments tendered by borrowers which were credited to the outstanding balance of any Office Loan prior to the Closing Date and which are subsequently returned or otherwise withdrawn for any reason and SELLER shall use reasonable efforts to have Banc One assign to BUYER any rights of Banc One to recovery of such payments as against the relevant borrower.

          (h)  The duties and obligations of the parties in this
section 7.2 shall survive the Closing.

     7.3 Overdrafts and Transitional Action. Overdrafts paid on the Deposit Accounts with respect to ledger dates after the Closing Date will be the responsibility and risk of BUYER.
SELLER shall use reasonable efforts to ensure that overdrafts approved with respect to ledger dates prior to the Closing Date will be the responsibility and risk of Banc One. Overdrafts approved with respect to ledger dates prior to the Closing Date through the Closing Date will initially be the responsibility and risk of BUYER; provided, however, that SELLER shall use reasonable efforts to ensure that BUYER shall have the right to retransfer any such overdrafts back to Banc One for Banc One's responsibility and at its risk within ten (10) days following the Closing Date, and Banc One will repurchase all rights in respect of such overdrafts from BUYER for the lesser of a) the amount of each such overdraft as of the Closing Date or b) the amount of each such overdraft outstanding at the time it is retransferred back to Banc One, minus the amount of the Acquisition Consideration paid by BUYER to SELLER attributable to such overdrafts and, provided further, that BUYER shall have closed all accounts on which each such overdraft exists not later than the date of such retransfer.

     7.4  ATMs and Debit Cards.

          (a) SELLER shall use reasonable efforts to have SELLER provide to BUYER no later than sixty (60) days prior to the Closing Date, a test tape, along with a file format or file layout and a production tape thirty (30) days before the Closing Date, containing customer name, card number, withdrawal limits, the Deposit Accounts activated by, accessible to or committed to such cards issue dates and/or open dates, last transaction dates, and expiration dates as to all ATM and debit cards issued to customers of the Banc One Offices processor to deactivate the operation of the Banc One ATM and debit cards completely or to deactivate or disconnect the Deposit Accounts from such Banc One ATM and debit cards no later than the business day cutoff on the date prior to the Closing Date so that all activity generated by the Banc One ATM and debit cards shall have settled prior to the Closing Date. All transactions and activity related to the Banc One ATM and debit cards following the Closing Date which are received or forwarded to Banc One will be accepted and forwarded by Banc One to BUYER along with all corresponding funds. SELLER shall use reasonable efforts to have Banc One thereafter agree to immediately notify its processor to deactivate such ATM and debit cards and to forward all transactions related thereto directly to BUYER.

          (b) SELLER shall use reasonable efforts to have Banc One agree to deactivate the ATMs located at the Offices on or before the business day cutoff on the day prior to the Closing Date. Thereafter, BUYER shall reconfigure the ATMs to its standards for activation after the business day cutoff on the Closing Date.

          (c) BUYER, and SELLER shall use reasonable efforts to have Banc One, agree to cooperate with each other to assure that all transactions originated through the ATM or originated with the ATM Cards prior to or on the Closing Date shall be for the account of Banc One and all transactions originated after the Closing Date shall be for the account of BUYER. A post closing adjustment shall be made in the manner set forth in Section 6.4 hereof to reflect all such transactions which cannot be reasonably calculated as of the Closing.

     7.5  Environmental Matters.

          (a) SELLER has provided to BUYER, and BUYER hereby acknowledges receipt of, copies of Phase I environmental site assessments which were provided to SELLER by Banc One (the "Phase I Assessments" herein) for all Owned Real Estate.

          (b) If such Phase I Assessments reasonably indicated the necessity or desirability of further investigation to determine whether or not an Environmental Hazard exists at such Owned Real Estate, BUYER shall notify SELLER in writing, not later than eighteen (18) days after December 30, 1997, of BUYER's desire to have an environmental consultant selected by SELLER (the "Environmental Consultant"), to the extent reasonable and appropriate, conduct Phase II environmental site assessments ( the "Phase II Assessments" herein). Any such further investigation or testing shall be conducted in such a manner so as not to interfere with the normal operation of the Office(s) involved and shall be conducted for the benefit of Buyer. All such Phase II Assessments shall be treated as information subject to Section 8.1 of this Agreement, shall be completed not less than fiftyeight (58) days after December 30, 1997, and shall be conducted at no cost or expense to SELLER. Further, BUYER shall indemnify and hold harmless SELLER and its affiliates and its and their employees, officers, directors, agents, tenants, and landlords from and against any and all liability, loss, cost, and expense, however arising, including attorney fees, as a direct or indirect result of any injuries to persons or property occurring in conjunction with conduct of the Phase II Assessments.

          (c) SELLER shall have a period of 10 business days from receipt of such notice to elect, at its sole option, to consent to conduct of the Phase II Assessment or to terminate this Agreement with respect to the relevant Office which is the proposed subject of the Phase II Assessment (the "Removed
Office") and any and all assets and liabilities associated therewith. In the event of such termination, if the Removed
Office is the only Office which is the subject of this Agreement this Agreement shall be deemed terminated in accordance with
Section 9.1 herein and the Deposit described in the Banc One Agreement shall be refunded to BUYER upon receipt by SELLER. In the event of such termination where the Removed Office is not the only Office which is the subject of this Agreement, this Agreement shall remain in full force and effect except that the Removed Office and any and all assets and liabilities associated therewith shall be deemed not the subject of this Agreement and eliminated therefrom.

          (d) In the event that the Phase II Assessment is conducted and the Environmental Consultant discovers an Environmental
Hazard during any such Phase II Assessment at any single parcel of Owned Real Estate, the remediation of which, in the reasonable judgment of the Environmental Consultant, is or would be the responsibility of Banc One, SELLER, or BUYER should it acquire such Owned Real Estate, and will result in projected remediation costs of $75,000.00 or more for such single parcel of Owned Real Estate, BUYER shall lease from SELLER such single parcel of Owned Real Estate pursuant to a Lease Agreement which shall provide as follows:

               (1) Such Lease Agreement shall be for a term of two (2) years from the Closing Date, with no obligation or right to renew (it being the intention of SELLER that BUYER locate an alternative branch site during such two years unless remediation occurs pursuant to this Section 7.5), at a rental equal to a fair market rental value;

               (2) Such Lease payment shall provide that SELLER shall indemnify BUYER in connection with any claims or losses incurred by BUYER in connection with any remediation conducted by BUYER with the leased premises.

               (3) SELLER may sell such Owned Real Estate to any person at any time during the term of such Lease Agreement, subject to such Lease Agreement, for a price;

               (4) During the term of such Lease Agreement, in the event that SELLER shall deliver to BUYER a report of a qualified environmental engineer or consultant certifying that the Environmental Hazard, at or on any such parcel of Owned Real
Estate which is the subject of the Lease Agreement, has been remediated to the extent reasonably required under applicable
Environmental Laws, BUYER shall be required to purchase such parcel of Owned Real Estate at the net book value as of the close of business of the monthend day most recently preceding the Closing Date; and

               (5) Other terms and conditions of the Lease Agreement shall be typical to branch leases in the relevant market of the subject Owned Real Estate and as negotiated between SELLER and BUYER.


If the projected remediation cost is less than $75,000 for any single parcel of Owned Real Estate, BUYER shall acquire such parcel and such cost shall be borne by BUYER without indemnity, price adjustment, or set off under this Agreement, and BUYER shall be deemed to have waived any and all claims against SELLER and its affiliates and its and their officers, directors, employees, or arising directly or indirectly as a result of the Environmental Hazards.

          (e) BUYER agrees that the Environmental Consultant should conduct any Phase II Assessments or other investigations pursuant to this Section with reasonable care and subject to customary practices among environmental consultants and engineers, including, without limitation, following completion thereof, the restoration of any site to the extent practicable to its condition prior to such site assessment or investigation and the removal of all monitoring wells.

          (f) Any lease of a parcel of Owned Real Estate pursuant to this Section 7.5 shall in no way affect the transfer of any related assets or liabilities, other than such parcel of Owned
Real Estate, to the BUYER at the Closing.

          (g) For purposes of this Section 7.5, the term "Environmental Law" shall mean any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, or agreement with any Federal or state governmental authority, (x) relating to the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of hazardous substances, in each case as amended and now in effect. Environmental Laws include, without limitation, the Clean Air Act (42 U.S.C. section 7401 et seq.); the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.); the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.); provided, however, that the definition of "Environmental Law" shall not include any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction or agreement with any governmental authority relating to asbestos or asbestoscontaining materials.

          (h) For purposes of this Section 7.5, the term "Environmental Hazard" shall mean the presence of any Hazardous Substance in violation of, and reasonably likely to require material remediation costs under, applicable Environmental Laws; provided, however, that the definition of Environmental Hazard shall not include asbestos and asbestoscontaining materials.

          (i) For purposes of this Section 7.5, the term "Hazardous Substance" shall mean any substance, whether liquid, solid, or gas, (a) listed, identified or designated as hazardous or toxic to a level which requires remediation under any Environmental
Law; (b) which, applying criteria specified in any Environmental Law, is hazardous or toxic; or (c) the use or disposal of which is regulated under Environmental Law.

     7.6 Effect of Transitional Action. Except as and to the extent expressly set forth in this Article 7, nothing contained in this Article 7 shall be construed to be an abridgment or nullification of the rights, customs and established practices under applicable banking laws and regulations as they affect any of the matters addressed in this Article 7.


 8.  General Covenants and Indemnification.
-------------------------------------------

     8.1 Confidentiality Obligations of BUYER. From and after the date hereof, BUYER and its affiliates and parent company shall treat all information received from SELLER concerning the business, assets, operations, and financial condition of SELLER and Banc One and its affiliates and its and their customers (including without limitation the Offices), as confidential, unless and to the extent that BUYER can demonstrate that such information was already known to BUYER and its affiliates, if any, or in the public domain or received from a third person not known by BUYER to be under any obligation to SELLER and Banc
One; and BUYER shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, BUYER shall, and shall cause its affiliates, if any, to, promptly return all documents and workpapers containing, and all copies of, any such information
(so required to be treated as confidential) received from or on behalf of SELLER and Banc One in connection with the transactions contemplated hereby. The covenants of BUYER contained in this Section 8.1 are of the essence and shall survive any termination of this Agreement, but shall terminate at the Closing, if it occurs, with respect to any information that is limited solely to the activities and transactions of the Offices; provided, however, that neither BUYER nor any of its affiliates shall be deemed to have violated the covenants set forth in this Section 8.1 if BUYER shall in good faith disclose any of such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction. It is expressly acknowledged by SELLER that all information provided to BUYER related to this purchase and assumption transaction may be provided to BUYER's affiliates as necessary for the purpose of consummating the transaction which is the subject of this Agreement. The covenants and obligations of BUYER hereunder shall survive the Closing and any earlier termination of this Agreement.

     8.2 Confidentiality Obligations of SELLER. From and after the date hereof, SELLER, and its affiliates shall treat all information received from BUYER concerning BUYER's business, assets, operations, and financial condition as confidential, unless and to the extent SELLER can demonstrate that such information was already known to SELLER or its affiliates or in the public domain, and SELLER shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, SELLER shall promptly return all documents and workpapers containing, and all copies of, any such information (so required to be treated as confidential) received from or on behalf of BUYER in connection with the transactions contemplated hereby. The covenants of SELLER contained in this Section 8.2 are of the essence and shall survive any termination of this Agreement; provided, however, that SELLER nor any of its affiliates shall be deemed to have violated the covenants set forth in this Section 8.2 if SELLER shall in good faith disclose any of such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction. It is expressly acknowledged by BUYER that all information provided to SELLER related to this purchase and assumption transaction may be provided to SELLER's affiliates for the purpose of consummating the transaction which is the subject of this Agreement. The covenants and obligations of SELLER hereunder shall survive the Closing and any earlier termination of this Agreement.

     8.3 Indemnification By SELLER. From and after the Closing Date, SELLER shall indemnify, hold harmless, and defend BUYER from and against all claims, losses, liabilities, demands and obligations, including without limitation reasonable attorneys' fees and expenses, which BUYER may receive, suffer or incur in connection with (i) any actions, suits, claims, demands or proceedings commenced prior to the Closing Date (other than proceedings to prevent or limit the consummation of the Acquisition) relating to operations at the Offices and/or the Deposit Liabilities or Office Loans of the Offices or (ii) any actions, suits, claims, demands or proceedings commenced on or after the Closing Date to the extent the same relate to operations at the Offices, the Assets, the Deposit Liabilities or Office Loans prior to the Closing Date. The obligations of SELLER under this Section 8.3 shall be contingent upon (a) SELLER being indemnified by Banc One for any obligations arising under this Section 8.3 and (b) BUYER giving SELLER written notice (i) of receipt by BUYER of any process and/or pleadings in or relating to any actions, suits, or proceedings of the kinds described in this Section 8.3, including copies thereof, and (ii) of the assertion of any claim or demand relating to the operation of the Offices, the Assets, the Deposit Liabilities or Office Loans prior to the Closing, including, to the extent known to BUYER, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto, provided, however, that the failure to give timely notice by BUYER hereunder shall not relieve SELLER of its obligations under this Section 8.3 unless SELLER has been materially damaged by such failure to give notice. The rights of BUYER under this section shall not apply to any suits, judgments, demands, setoffs, or other claims arising directly or indirectly in conjunction with the Office Loans or other Assets transferred in accordance with this Agreement except (i) claims for personal injury arising from injuries occurring at the Offices prior to the Closing, or (ii) claims relating to the operation of the Offices prior to the Closing Date which relate to the Assets or Office Loans. All notices required by the preceding sentence shall be given within fifteen (15) days of the receipt by BUYER of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. SELLER shall have the right to take over BUYER's defense in any such actions, suits or proceedings through counsel selected by SELLER, to compromise and/or settle the same (with the prior written consent of BUYER, which consent shall not unreasonably be withheld) and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein. The covenants and obligations of SELLER hereunder shall survive the Closing Date.

     8.4 Indemnification By BUYER. From and after the Closing Date, BUYER shall indemnify, hold harmless and defend SELLER from and against all claims, losses, liabilities, demands and obligations, including without limitation reasonable attorneys' fees and expenses which SELLER may receive, suffer, or incur in connection with (i) any losses incurred by SELLER related to SELLER's compliance with instructions from BUYER made pursuant to Section 7.4 of this Agreement and not related to any negligence or malfeasance on the part of SELLER and (ii) operations and transactions occurring after the Closing and which involve the Assets transferred, the Deposit Liabilities or Office Loans and the other obligations and liabilities assumed pursuant to this Agreement. The obligations of BUYER under this
Section 8.4 shall be contingent upon SELLER giving BUYER written notice (i) of the receipt by SELLER of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this Section 8.4, including copies thereof, and (ii) of the assertion of any claim or demand relating to the Assets transferred to and/or the Deposit Liabilities or Office Loans and the other obligations and liabilities assumed by BUYER on or after the Closing, including, to the extent known to SELLER, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto, provided, however, that the failure to give timely notice by SELLER hereunder shall not relieve BUYER of its obligations under this Section 8.4 unless BUYER has been materially damaged by such failure to give notice. All notices required by the preceding sentence shall be given within fifteen (15) days of the receipt by SELLER of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. BUYER shall have the right to take over SELLER's defense in any such actions, suits, or proceedings through counsel selected by BUYER, to compromise and/or settle the same and to prosecute any available appeals or review of any adverse judgment or ruling that may be entered therein. The covenants and obligations of BUYER hereunder shall survive the Closing. BUYER shall indemnify and hold harmless SELLER from and against any and all claims, losses, liabilities, demands, and obligations, including without limitation reasonable attorneys' fees and expenses, which SELLER may receive, suffer or incur in connection with (a) BUYER's failure to perform in any material respect any of its obligations under this Agreement, and (b) BUYER's performance of its obligations under this Agreement with respect to Transferred Employees, depositors and customers of Banc One to the extent that such performance does not fully satisfy the obligations of SELLER to such Transferred Employees, depositors and customers under the Banc One Agreement.

     8.5 Solicitation of Customers by BUYER Prior to Closing. At any time prior to the Closing Date, BUYER will not, and will not permit any of its affiliates, if any, to conduct any marketing, media or customer solicitation campaign which is targeted to induce customers whose Deposit Account liabilities are to be assumed or Office Loans are to be acquired by BUYER pursuant to this Agreement to discontinue their account or business relationships with Banc One or its affiliates. Additionally, at any time prior to the Closing, BUYER shall not, with respect to its offices in the same market as the Offices, offer to pay on any transaction accounts or any new or renewal savings account or certificates of deposits, rates of interest greater than those offered or then being paid on similar accounts for like term and amount by other offices of BUYER located in the referenced market. Among other matters, it is the intent of this provision to prevent BUYER from paying or offering to pay a rate of interest on any deposit accounts in excess of that rate paid for like accounts at other offices of BUYER within the market of the Offices prior to execution of this Agreement.

     8.6 Solicitation of Customers by SELLER After the Closing. From the date of this Agreement and for one (1) year following the Closing Date, SELLER will not knowingly directly solicit (a) deposit accounts from customers whose Deposit Liabilities and/or Office Loans are assumed or acquired by BUYER pursuant to this Agreement, or (b) refinancing of Office Loans from borrowers whose Office Loans are being acquired by BUYER hereunder, except as may occur in connection with (i) advertising or solicitations directed to the public generally, (ii) solicitations outside the designated market area of the Offices and (iii) customers or borrowers with a banking or other relationship with SELLER or its affiliates at offices other than the Offices, or who have or maintain more than one place of business. The covenants and obligations of SELLER hereunder shall survive the Closing.

     8.7 Further Assurances. From and after the date hereof, each party hereto agrees to execute and deliver such instruments and to take such other actions as the other party hereto may reasonably request in order to carry out and implement this Agreement. Without limiting the foregoing, SELLER agrees to execute and deliver such deeds, bills of sale, acknowledgments, and other instruments of conveyance and transfer as, in the reasonable judgment of BUYER, shall be necessary and appropriate to vest in BUYER the legal and equitable title to the Assets of SELLER being conveyed to BUYER hereunder. Further, BUYER, at its sole cost and expense, shall prepare and shall file, or shall cause to be prepared and filed, with any appropriate third parties, any and all documents and notices which are necessary and proper to transfer to BUYER any security interests and other rights of SELLER in and to collateral securing the Office Loans not later than the earlier to occur of exclusion of the relevant Office Loan from the "put" provisions set forth in Schedule S hereof or the Option Exercise Date as defined in Schedule S hereof. SELLER shall cooperate with BUYER in executing any necessary and proper documents and notices as may be appropriate in furtherance of the foregoing covenant and consistent with the terms of this Agreement; provided, however, that nothing contained herein shall relieve BUYER of its obligations as set forth herein. The covenants and obligations of the parties hereunder shall survive the Closing.

     8.8 Operation of the Offices. Except as otherwise expressly provided in this Agreement, or as agreed to in writing between the parties, after the Closing Date neither SELLER, its subsidiaries, or affiliates shall be obligated to provide for any managerial, financial, business, or other services to the Offices, including without limitation any personnel, employee benefit, data processing, accounting, risk management, or other services or assistance that may have been provided to the Offices prior to the close of business on the Closing Date, and BUYER shall take such action as may in its judgment appear to be necessary or advisable to provide for the ongoing operation and management of, and the provision of services and assistance to, the Offices after the Closing Date. Upon the Closing, BUYER shall change the legal name of the Offices and, except for any documents or materials in possession of the customers of the Offices (including but not limited to deposit tickets and checks), shall not use and shall cause the Offices to cease using any signs, stationery, advertising, documents, or printed or written materials that refer to the Offices by any name that includes the words "SELLER" or "Banc One" or the name of any affiliate of Banc One CORPORATION. Preceding the Closing, SELLER shall cooperate with any reasonable requests of BUYER directed to obtaining specifications for the procurement of new signs of BUYER's choosing for installation by BUYER of new signs immediately following the close of business on the Closing Date; provided, however, that BUYER's receipt of all sign specifications shall be obtained by BUYER in a manner that does not significantly interfere with the normal business activities and operations of the Offices and shall be at the sole and exclusive expense of BUYER. As indicated in, and as limited by,
Section 1.2(c), Banc One will retain its signs located at the Offices. If removed by BUYER in conjunction with its installation of new signs, BUYER shall obtain Banc One's approval for such removal and shall insure that said signs are removed without damage to same. It is understood by the parties hereto that, with the exception of the signs, all mounting facilities for the signs shall be considered as Fixed Assets for purposes of this Agreement. The covenants of the parties hereunder shall survive the Closing.

     8.9 Information After Closing. For a period of seven (7) years following the Closing, upon written request of SELLER to BUYER or BUYER to SELLER, as the case may be, such requested party shall provide the requesting party with reasonable access to, or copies of, information and records relating to the Offices which are then in the possession or control of the requested party reasonably necessary to permit the requesting party or any of its subsidiaries or affiliates to comply with or contest any applicable legal, tax, banking, accounting, or regulatory policies or requirements, or any legal or regulatory proceeding thereunder or requests related to customer relationships at the Offices prior to Closing. In the event of any such requests, the requesting party shall reimburse the requested party for the reasonable costs of the requested party related to such request. The covenants and obligations of the parties hereunder shall survive the Closing.

     8.10 Individual Retirement Accounts. All Individual Retirement Accounts related to the Offices that shall not have become IRAs by the close of business on the 30th day following the Closing shall not be assigned by SELLER to BUYER or assumed by BUYER, SELLER or Banc One may thereafter, at its option, elect to retain such Individual Retirement Accounts, advise the account holders that it has withdrawn its resignation as custodian or transfer the amount in such Individual Retirement Accounts to the account holders.

     8.11 Covenant Not to Compete. From and after the Closing and for a period of two (2) years following the Closing Date, SELLER shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within a three (3) mile radius of any Office for the purpose of operating a full service branch and making loans, accepting deposits or cashing checks; provided, however, that the foregoing prohibition shall not apply to (a) performance by SELLER or any current or future affiliate or successor of SELLER of any of the foregoing activities utilizing ATMs, CBCTs, ALMs, cash dispensing machines, remote service facilities, terminals, or similar devices, or (b) performance by SELLER or any current or future affiliate or successor of SELLER of the foregoing activities as a result of a merger or other combination with, or acquisition of or by, SELLER, or an affiliate thereof with any third party following the Closing Date. The covenants and obligations of SELLER hereunder shall survive the Closing.

     8.12 Nonsolicitation of Employees. BUYER agrees that for a period of twelve (12) months from the Closing Date, or for a period of six months from such earlier date as this Agreement may be terminated pursuant to Section 9 hereof, neither BUYER nor any of its subsidiaries or affiliates will;

          (a) directly or indirectly solicit for employment or employ any persons who are employees in the retail group of Banc One
Corporation, Banc One, SELLER or their subsidiaries or affiliates on the date hereof or;

          (b) directly or indirectly solicit for employment or employ any other persons who are employees of Banc One Corporation, BANK ONE, SELLER or their subsidiaries or affiliates on the date hereof and with whom BUYER has had contact or who became known to BUYER solely in conjunction with any phase of the transaction contemplated hereby, whether prior to execution of this Agreement or subsequent thereto. As used solely in this subsection 8.12(b), the term "solicit" shall not be deemed to include general advertisements or general solicitations that are not targeted or directed specifically to individuals who are employees of Banc One Corporation, Banc One, SELLER or their subsidiaries or affiliates. Subject to the prohibitions contained in subsection 8.12(a), nothing in this section 8.12(b) shall prohibit BUYER or BUYER's affiliates or subsidiaries from hiring a person covered by this subsection 8.12(b) who contacts
BUYER on their own initiative (and not in response to solicitation by BUYER in violation of this section) or a person covered by this subsection 8.12(b) who is no longer in the employ of Banc One Corporation, Banc One, SELLER or their subsidiaries or affiliates at the time of such solicitation.


The obligations and covenants of BUYER hereunder shall survive the Closing or any earlier termination of this Agreement pursuant to Section 9 hereof or as termination may otherwise be provided in this Agreement.


 9.  Termination.
-----------------

     9.1 Termination By Mutual Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual consent of the parties authorized by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of each of SELLER and BUYER.

     9.2 Termination By SELLER. This Agreement may be terminated and the transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of SELLER:

          (a) in the event of a material breach by BUYER of this Agreement; or

          (b) in the event any of the conditions precedent specified in Section 5.1 of this Agreement has not been met as of the date required by this Agreement and, if not so met, has not been waived by SELLER; or

          (c) in the event any regulatory approval for the consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to SELLER, with the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained within a time reasonably satisfactory to SELLER; or

          (d) on or after June 30, 1998 (the "Termination Date") if the Closing has not then occurred unless the failure to consummate by such date is due to a breach of this Agreement by SELLER; or

          (e) at the option of SELLER in the event that BUYER enters into an agreement or agreements, or intends to enter into an agreement or agreements, providing for the merger, acquisition, or sale of substantially all of the assets of BUYER or its parent company such as would require prior regulatory approval under the Change in Bank Control Act, as amended, or the Bank
Holding Company Act of 1956, as amended, or similar law or regulation; or

          (f) at the option of SELLER in the event that there is a material adverse change in the financial condition or results of operation of BUYER, or pending or threatened litigation or claims with respect to the transactions contemplated by this Agreement which, in the opinion of SELLER, may materially hinder or delay the ability of the parties to consummate the transactions contemplated by this Agreement; or

          (g) at the option of SELLER in the event that consents to the transactions contemplated by this Agreement from such third parties as SELLER may reasonably deem necessary or appropriate are not available prior to the Closing Date without material additional cost or expense to SELLER, or in the event that releases of SELLER by such third parties as SELLER may reasonably deem necessary or appropriate are not available prior to the Closing Date without material additional cost or expense to SELLER; or

          (h) in the event Banc One does not approve, in writing, BUYER as an "Approved Subsequent Buyer" as defined in the Banc
One Agreement.

     9.3  Termination By BUYER.    This Agreement may be terminated
and the transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of BUYER:

          (a) in the event of a material breach by SELLER of this Agreement; or

          (b) in the event any of the conditions precedent specified in Section 5.2 of this Agreement has not been met as of the date required by this Agreement and, if not so met, has not been waived by BUYER; or

          (c) in the event any regulatory approval required for consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to BUYER, with the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained;

          (d) on or after the Termination Date if the Closing has not then occurred unless the failure to consummate by such time is due to a breach of this Agreement by BUYER; or

          (e) in the event Banc One does not approve, in writing, BUYER as an "Approved Subsequent Buyer" as defined in the Banc
One Agreement.

     9.4 Effect of Termination. The termination of this Agreement pursuant to Sections 9.2 or 9.3 of this Article 9 shall not release any party hereto from any liability or obligation to the other party hereto arising from (i) a breach of any provision of this Agreement occurring prior to the termination hereof or (ii) the failure of timely satisfaction of conditions precedent to the obligations of a party to the extent that such failure of timely satisfaction is attributable to the actions or inactions of such party.


10.  Deposits.
--------------
BUYER and SELLER acknowledge the deposit by SELLER of the sum of $1.275 million (the "Deposit" herein) with Banc One.
BUYER agrees that BUYER shall pay to SELLER, upon demand, the sum of $375,000 in the event that SELLER elects to terminate the transactions contemplated by this Agreement pursuant to the provisions of section 9.2 of this Agreement.
The foregoing payment shall be due and owing in conjunction with the foregoing, irrespective of whether BUYER elects to terminate the transactions contemplated by this Agreement pursuant to section 9.3(b) (due to lack of regulatory approval under section 5.2(a) of this Agreement) or 9.3(c) of this Agreement. Any such payment shall not be deemed to constitute liquidated damages or a waiver by SELLER of any rights in law or in equity arising out of a breach by BUYER of the terms and conditions of this Agreement. In the event the transactions contemplated by this Agreement are closed in accordance with the terms hereof, BUYER elects to terminate the transactions contemplated by this Agreement pursuant to the provisions of sections 9.3(a) or (b) of this Agreement or in the event that the transactions are terminated pursuant to section 9.1 of this Agreement no sum shall be due or owing by BUYER to SELLER under this provision. Notwithstanding anything contained herein, no sum shall be due or owing by BUYER to SELLER under this provision as a result of the termination of this Agreement by either BUYER or SELLER pursuant to section 9.3(e) or 9.2(h), respectively.


11.  Miscellaneous Provisions.
------------------------------

     11.1 Substitution of Parties. BUYER hereby agrees and consents to SELLER substituting a whollyowned subsidiary financial institution of SELLER as the party to transfer the Assets, Deposits , Liabilities, Office Loans and other assets and liabilities to BUYER under the terms and conditions of this Agreement. Notwithstanding any substitution of parties by SELLER pursuant to this Agreement, SELLER shall remain obligated to perform its agreements and covenants regarding enforcement of rights against Banc One as expressly provided herein.

     11.2 Expenses. Except as and to the extent specifically allocated otherwise herein, each of the parties hereto shall bear its own expenses, whether or not the transactions contemplated hereby are consummated.

     11.3 Certificates. All statements contained in any certificate ("Certificate") delivered by or on behalf of SELLER or BUYER pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of the party delivering the Certificate hereunder. Each such Certificate shall be executed on behalf of the party delivering the Certificate by duly authorized officers of such party.

     11.4 Termination of Representations and Warranties. The respective representations and warranties of SELLER and BUYER contained or referred to in this Agreement or in any Certificate, schedule, or other instrument delivered or to be delivered pursuant to this Agreement shall terminate at the Closing, except for:

          (a) those representations and warranties contained in any warranty deeds delivered by SELLER to BUYER at the Closing;

          (b) those representations and warranties contained in any bill of sale relating to the Assets delivered by SELLER to BUYER at Closing;

          (c) those representations and warranties contained in any instrument of assumption or in any Certificate in the forms of
Schedule I and Schedule N, respectively, attached hereto and delivered by BUYER to SELLER at the Closing;

          (d) those representations and warranties contained in any Certificate in the form of Schedule K attached hereto, delivered by SELLER to BUYER at the Closing; and

     11.5 Waivers. Each party hereto, by written instrument signed by duly authorized officers of such party, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, but only as affects the party signing such instrument:

          (a) any inaccuracies in the representations or warranties of the other party contained or referred to in this Agreement or in any document delivered pursuant hereto;

          (b) compliance with any of the covenants or agreements of the other party contained in this Agreement;

          (c) the performance (including performance to the satisfaction of a party or its counsel) by the other party of such of its obligations set out herein; and

          (d) satisfaction of any condition to the obligations of the waiving party pursuant to this Agreement.

     11.6 Notices. All notices and other communications hereunder may be made by mail, handdelivery or by courier service and notice shall be deemed to have been given when received;
provided, however, if notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery.

     If to SELLER:

          Community Trust Bancorp, Inc.
          Attention: Burlin Coleman
          208 North Mayo Trail
          P.O. Box 2947
          Pikeville, Kentucky 41501-2947

     With a copy to:

          Greenebaum Doll & McDonald, PLLC
          Attention: Christopher C. Spears
          1400 Vine Center Tower
          333 West Vine Street
          Lexington, Kentucky 40507-1665

     If to BUYER:

          The Peoples Banking and Trust Company
          138 Putnam Street
          Marietta, Ohio 45750
          Attention: Robert E. Evans

    With a copy to:

          Charles Hunsaker
          Peoples Bancorp, Inc.
          138 Putnam Street
          Marietta, Ohio 45750


or such other person or address as any such party may designate by notice to the other parties, and shall be deemed to have been given as of the date received.

     11.7 Parties in Interest: Assignment: Amendment. The rights and obligations of each individual bank holding company which is a party hereto shall be exclusively and individually binding upon, and shall inure exclusively and individually to the benefit of, that bank holding company and its respective permitted successors and assigns. Representations, warranties, and covenants of SELLER contained herein shall be deemed made by the appropriate respective banking association which is the owner of the respective asset or obligor of the respective liability related thereto and shall not be deemed made by or on behalf of any banking association for any other banking association. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives, and assigns, and no person who is not a party hereto (or a permitted successor or assignee of such party) shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise. This Agreement cannot be assigned by BUYER by action of law or otherwise, and this Agreement cannot be amended or modified, except by a written agreement executed by the parties hereto or their respective permitted successors and assigns.

     11.8 Headings. The headings, table of contents, and index to defined terms (if any) used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.9 Terminology. The specific terms of art that are defined in various provisions of this Agreement shall apply throughout this Agreement (including without limitation each Schedule hereto), unless expressly indicated otherwise. In addition, the following terms and phrases shall have the meanings set forth for purposes of this Agreement (including such Schedule):

          (a) The term `business day" shall mean any day other than a Saturday, Sunday, or a day on which either SELLER or BUYER is closed in accordance with applicable law or regulation. Any action, notice, or right which is to be taken or given or which is to be exercised or lapse on or by a given date which is not a business day may be taken, given, or exercised, and shall not lapse, until the next business day following.

          (b) The term "affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

          (c) The term "Permitted Exceptions" shall mean, with respect to the Owned Real Estate and the Leased Real Estate, (i) those five standard exceptions appearing as Schedule B items in a standard ALTA owners or leasehold title insurance policy, and any other exceptions, restrictions, easements, rights of way, and encumbrances referenced in the Title Commitment delivered by SELLER to BUYER as indicated in Section 2.1(a) of this Agreement; (ii) statutory liens for current taxes or assessments not yet due, or if due not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings; (iii) such other liens, imperfections in title, charges, easements, restrictions, and encumbrances (but in all cases of Owned Real Estate excluding those which secure borrowed money) which, individually and in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, any property subject thereto or affected thereby; and (iv) such other exceptions as are approved by BUYER in writing.

          (d) The term "person" shall mean any individual, corporation, partnership, limited liability company, association, trust, or other entity, whether business, personal, or otherwise.

          (e) Unless expressly indicated otherwise in a particular context, the terms "herein," "hereunder," "hereto," "hereof," and similar references refer to this Agreement in its entirety and not to specific articles, sections, schedules, or subsections of this Agreement. Unless expressly indicated otherwise in a particular context, references in this Agreement to enumerated articles, sections, and subsections refer to designated portions of this Agreement (but do not refer to portions of any Schedule unless such Schedule is specifically referenced) and do not refer to any other document.

          (f) The term "subsidiary" shall mean a corporation, partnership, limited liability company, joint venture, or other business organization more than 50% of the voting securities or interests in which are beneficially owned or controlled by the indicated parent of such entity.

     11.10 Flexible Structure. References in this Agreement to federal or state laws or regulations, jurisdictions, or chartering or regulatory authorities shall be interpreted broadly to allow maximum flexibility in consummating the transactions contemplated hereby in light of changing business, economic, and regulatory conditions. Without limiting the foregoing, in the event SELLER and BUYER agree in writing to alter the legal structure of the Acquisition contemplated by this Agreement references in this Agreement to such laws, regulations, jurisdictions, and authorities shall be deemed to be altered to reflect the laws, regulations, jurisdictions, and authorities that are applicable in light of such change.

     11.11 Press Releases. SELLER or BUYER, as the case may be, shall approve, in writing prior to issuance, the form and substance of any press release or other public disclosure relating to any matters relating to this Agreement issued by the other.

     11.12 Entire Agreement. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. All schedules, exhibits, and appendices to this Agreement are incorporated into this Agreement by reference and made a part hereof.

     11.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio and the laws of the United States, as well as regulations issued by relevant agencies thereof.

     11.14 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.15 Tax Matters. BUYER and SELLER agree that they will file applicable tax returns and other related schedules and documents related to their respective interests based on the allocations in this Agreement.


     In Witness Whereof, the parties have entered into this Agreement as of the date first written above.

                       The Peoples Banking and Trust Company

                       By:  /s/ ROBERT E. EVANS
                                Robert E. Evans, President and Chief
                                Executive Officer

                                ("BUYER")


                       Community Trust Bancorp, Inc.

                       By:  /s/ BURLIN COLEMAN

                       Title:  CHAIRMAN

                               ("SELLER")



                                 SCHEDULES
                                    TO
                   OFFICE PURCHASE AND ASSUMPTION AGREEMENT

Schedule A - Description of Owned Real Estate
Schedule B - Description of Leased Real Estate and Third Party Lease
Schedule C - Furniture, Fixtures and Equipment
Schedule D - Assumed Contracts
Schedule E - List of Leases, Safekeeping Items and Agreements
Schedule F - Form of Assignment and Assumption of Lease and
             Estoppel Certificate
Schedule G - Deposit Accounts
Schedule H - Office Loans
Schedule I - Form of Certification of BUYER
Schedule J - Form of Opinion of Counsel for BUYER
Schedule K - Form of Certification of SELLER
Schedule L - Form of Opinion of Counsel for SELLER
Schedule M - Form of Assignment of Office Loans, Notes, Agreements and Pledge Schedule N - Form of Instrument of Assumption
Schedule O - Form of Assignment, Transfer and Appointment of Successor
             Custodian for IRAs
Schedule P - Form of Preliminary Closing Statement
Schedule Q - Form of Final Closing Statement
Schedule R - Listing of Employees of Offices
Schedule S - Put Provisions for Office Loans



                                   SCHEDULE A
                         DESCRIPTION OF OWNED REAL ESTATE
                         --------------------------------


Point Pleasant - Main Office, 421 Main Street,
                              Point Pleasant, West Virginia 25550

New Martinsville - 207 Main Street,
                   New Martinsville, West Virginia 26155

New Martinsville - Steelton - 638 North State Route 2,
                              New Martinsville, West Virginia 26155



                                SCHEDULE B
            DESCRIPTION OF LEASED REAL ESTATE AND THIRD PARTY LEASE
            -------------------------------------------------------


Point Pleasant - North - 2513 Jackson Avenue,
                         Point Pleasant, West Virginia 25550

Point Pleasant - Mini Branch - 332 Viand Street,
                               Point Pleasant, West Virginia 25550




                               SCHEDULE C
                    FURNITURE, FIXTURES AND EQUIPMENT
                    ---------------------------------

1450 New Martinsville

Asset #    Asset Description                     Cost   Acc. Depre  Net Book

43400077   LAND                                   1,000      -        1,000
43400003   drive thru                            20,144    10,938     9,206
43400101   AIR CONDITIONER                        5,715     1,592     4,123
43400099   PANELS/POSTS                           1,909     1,081       828
43400105   REMODELING                               715       254       461
43400074   NEW COLUMNS/PORCHES                    1,445     1,177       268
43400071   NEW FURNACE                            2,064     2,030        34
43400002   banking house                        171,750   171,750      -
43400013   PARITIONS-STEEL PAN                      925       925      -
43400068   AIR CONDITIONING SYS                   1,551     1,551      -
43400069   IMPROVEMENTS                           1,468     1,468      -
43400079   IMPROVEMENTS                           1,459     1,459      -
43400106   SIDEWALK REPAIR                        1,240       246       994
43400070   ASPHALTIC CONCRETE                     3,200     3,200      -
43400107   CARPETING                              4,212     2,062     2,150
43400115   VERTICALS AND DRAPES                   1,256       510       746
43400114   CARPETING                                639       199       440
43400109   INDOOR SIGNS-JOHN RYAN                19,438    15,226     4,212
43400108   OUTDOOR SIGNS                         15,114    11,839     3,275
43400110   PLASTI-LINE SIGNE                      5,075     4,144       930
43400111   GRAPHIC STORAGE BOXES                    204       159        45

                                                260,523   231,812    28,712

1451 New Martinsville - Steelton

Asset #    Asset Description                     Cost   Acc. Depre  Net Book

43400076   LAND 20- (STEELTON)                   14,970      -       14,970
43400075   20% LAND (STEELTON)                   11,000      -       11,000
43400005   Steelton Branch Bldg                 189,162    77,241   111,921
43400001   bldg Steelton                         44,000    32,167    11,833
009600032  BANK ONE LIGHTING PROJECT-RETROFIT     4,531       478     4,053
43400073   PARK LOT/PAVING-BRNC                  54,678    38,958    15,720
43400072   LANDSCAP/SHRUBS-BRNC                   3,316     2,363       953
43400026   CARPETING (BRANCH)                     4,192     4,192      -

                                                325,849   155,400   170,449


1456 Point Pleasant - North

Asset #    Asset Description                     Cost   Acc. Depre  Net Book

44101681   Land                                  20,000      -       20,000
44101648   Remodeling                            85,500    65,191    20,309
44101654   Electrical Work                       49,253    37,554    11,699
44101672   Building Architectural Services       38,974    29,717     9,258
44101653   Doors & Windows & Glass               15,000    11,437     3,563
44101673   Remodeling                            14,521    11,072     3,449
44101647   Railing Aluminum vs. Wood             13,505    10,297     3,208
44101663   Building Steel & Misc. Metal          12,000     9,150     2,850
44101656   Heating & Air Conditioning            11,659     8,890     2,769
44103257   Lighting Retrofit Project              2,924       155     2,769
44101657   Building Masonry                      11,633     8,870     2,763
44101678   Excavating & Backfill                  9,500     7,243     2,257
44101661   Plumbing & Drainage                    9,355     7,133     2,222
97076066   PAINT INTERIOR WALLS & TRIM            1,936        60     1,875
44101660   Painting                               7,500     5,719     1,781
44102007   Roof Repairs                           4,350     2,662     1,688
44101652   Remodeling Demolition                  6,000     4,575     1,425
44101662   Roofing                                5,000     3,812     1,188
44102019   Painting Building                      2,430     1,484       946
44101655   Building Fire Escape repair            3,000     2,287       713
44101659   Building Mobilization                  2,000     1,525       475
44101644   Building Survey Site                   1,800     1,372       428
44102074   Tile Ceramic and Installation at No      688       393       296
44101641   Building Fee Bank Branch               1,100       839       261
44101651   Building Demobilization                1,000       763       238
44101664   Air Conditioning Temp. Entrance Sup      725       553       172
44101666   Window Grids Wooden                      525       400       125
44101671   Building Architectural Services          445       339       106
44101640   Building Permit                          317       241        75
44101646   Building Appraisal of Prof. Bldg.        200       152        48
44101677   Concrete Slab & Sidewalk              46,175    35,207    10,968
44101649   Concrete Foundation                   11,000     8,387     2,613
44101680   Landscaping                            4,750     3,622     1,128
44101650   Concrete Work                          1,685     1,285       400
44101676   Paving of Alley                          835       637       198
44101679   Landscaping Shrubbery & Mulch            689       526       164
44103261   Furnace Trane w/ 3 ton AC unit         7,132     1,087     6,044
44101810   Bookcase                                 507       507      -
44101811   Bookcase                                 192       192      -
44101812   File Cabinet with Four Dividers          285       285      -
44101681   Land                                  20,000      -       20,000
44101813   File Cabinet with Eight Dividers         298       298      -
44101814   Credenza                                 545       545      -
44101815   File Cabinet                             154       154      -
44101816   Chair Lounge                             108       108      -
44101817   Desk LP Main                             812       812      -
44101818   Chair Posture                            169       169      -
44101819   File Cabinet Special                     299       299      -
44101820   Stool Teller                             206       206      -
44101821   Stool Teller                             206       206      -
44101822   Stool Teller                             206       206      -
44101823   Table & Chairs                           210       210      -
44101824   Pictures & Plaques                       253       253      -
44101825   Stool Teller                             206       206      -
44103182   Camera Polaroid Photo System for Cr    1,564       584       980
44102556   Typewriter IBM W/W 1 000                 631       306       324
44101658   Equipment                              3,000     3,000      -
44102520   Carpet for 421 MAIN ST.                  829       306       523
44101645   Carpet                                 1,754     1,754      -
44101667   Carpet                                   384       384      -
44101669   Draperies & Blinds                       598       598      -
44102284   Signs and installation                 7,776     6,115     1,661
44101668   Signs                                    130       130      -
44101670   Signs Directional                        950       950      -
44101674   Signs Directional                      3,164     3,164      -
44101944   Sign                                   5,600     5,600      -
44101643   Vault, Lockers, Etc.                 101,963    77,744    24,219
44101642   Teller Tube System Pneumatic          10,233     7,802     2,431
44102560   Encoders Check (2) Maverick Model 2    2,957     1,398     1,559
24847      NEW TOYOCOM MODEL 50 CURRENCY COUNT    1,479       211     1,267
44101665   Vault Floor Reinforcing                1,575     1,201       374
44101675   Counter Top                              452       344       107

                                                554,797   400,881   153,917


1457 Point Pleasant - Mini

Asset #    Asset Description                     Cost   Acc. Depre  Net Book

44101628   Tile                                     400       190       210
44101620   Glass Insulated                          440       294       146
44101624   Electrical Work                          139        77        61
44101936   Chair                                    451       451      -
44101629   Carpet & Tile                          2,175     2,175      -
44101630   Draperies                              2,340     2,340      -
44102285   Signs and istallation                 15,646    12,303     3,342
44102378   Sign Merchandising, Drive Up Banner      627       411       216
44103272   Coin Sorter w/Stand and Printer        2,857       782     2,075
44103200   PAL Construction                       2,591       604     1,987
44102233   Coin Sorter Brandt 953                 2,666     2,250       416

                                                 30,331    21,877     8,454


1458 Point Pleasant - Main Office

Asset #    Asset Description                     Cost   Acc. Depre  Net Book

44101631   Building Musgrave                     88,500    48,498    40,002
44101685   Remodel Musgrave Building             11,946     2,843     9,103
44102225   Roof Repair, Materials, and Labor      2,924     1,591     1,332
44101621   Building Service Breaker               1,865     1,049       816
44102002   Remodeling & Design                    2,029     1,292       737
44101626   Electrical Work                        1,190       658       532
44101622   Electrical Work                          706       394       312
44101993   Remodeling                               741       466       275
44102003   Remodeling & Design                      692       441       251
44101636   Remodeling of Musgrave                 8,884     8,721       163
44101625   Electrical Work                          240       133       107
44101638   Heating & Air Cond.                    3,597     3,531        66
44101639   Building Materials for Musgrave        2,584     2,522        62
44102222   Remodeling and Improvements              125        69        56
44101634   Remodeling of Musgrave                 1,874     1,856        17
44101632   Remodeling of Musgrave                 6,147     6,147      -
44101633   Remodeling of Musgrave                 2,130     2,130      -
44102540   Furniture                              2,724       890     1,835
44102550   Stools (5) Kimball Fully Upholstere    2,025       619     1,406
44102202   File Cabinets (3) Lateral              1,701       961       740
44101946   File Cabinet (5) 4 Drawer              4,738     4,068       670
44102555   Stools (2) Kimball Q354201 U Burgand     810       248       562
44101957   File Cabinet 4 Drawer Lateral          1,701     1,218       484
44102288   Table Oval Walnut                        945       467       478
44102283   File Cabinet Fairfield Lateral           953       479       474
44101951   Furniture                              2,103     1,644       459
44101950   Workstation                            2,137     1,685       452
44102215   Furniture                                953       529       424
44101683   Furnace Installation                   1,860     1,439       421
44102088   File Cabinet Card                      1,002       583       419
44102533   File Cabinet Unit Kimball Modular        610       206       403
44102021   File Cabinet Lateral                   1,134       732       402
44102059   Pictures and Greenery                    933       567       366
44102364   File Cabinet 4 Drawer Lateral ANDS       588       253       335
44101956   File Cabinet 4 Drawer Legal            1,146       820       326
44102546   Stool Kimball Q354201 U                  405       128       277
44101945   File Cabinet (2) 4 Drawer              1,895     1,627       268
44102040   Chairs Conf 2 Side-Arm Chairs and 4      703       436       267
44102038   Pictures and Greenery                    677       420       257
44102264   Furniture National 2421 CDAW Center      519       267       253
44102122   Chair Swivel Tilt                        554       307       247
44102033   File Cabinet 4 Drawer Lateral            567       355       212
44101949   File Box Signature Card 3X5            1,060       849       211
44102041   Desk, Hutch, and Stand                   532       330       202
44102065   Pictures (2) Prints and Decorations      528       332       195
44102008   File Cabinet 4 Drawer Lateral            567       383       184
44101948   File Cabinet 4 Drawer                    948       784       164
44101947   File Cabinet (2) 4 Drawer              1,006       863       142
44102015   Chair St Timothy                         392       259       134
44102016   Chair St Timothy                         392       259       134
44102017   Chair St Timothy                         392       259       134
44102018   Chair St Timothy                         392       259       134
44101996   Desk                                     214       148        67
44101998   Furniture Hutch                          181       125        56
44101635   Panels & Paint                            65        65      -
44101826   Chair Steno                              128       128      -
44101827   Chair Steno                              128       128      -
44101829   File Cabinet Steel                       330       330      -
44101830   File Cabinet                             218       218      -
44101831   File Cabinet Fire Proof                2,079     2,079      -
44101832   Desk                                     173       173      -
44101833   Desk & Posture Chair                     722       722      -
44101834   Desk & Posture Chair                     722       722      -
44101835   Desk & Posture Chair                     722       722      -
44101836   Furniture Computer                     1,103     1,103      -
44101837   File Cabinet                             684       684      -
44101839   File Cabinet Checks                    1,015     1,015      -
44101840   File Cabinet & Chair                   1,405     1,405      -
44101841   File                                   1,565     1,565      -
44101842   Chair                                    174       174      -
44101843   Chair                                    174       174      -
44101844   Chair                                    174       174      -
44101845   Workstation                              964       964      -
44101846   Files                                    537       537      -
44101847   Storage Units                            315       315      -
44101848   Furniture Computer                     3,280     3,280      -
44101849   Storage File                             520       520      -
44101850   Desk                                     461       461      -
44101851   File Cabinet                             923       923      -
44101852   File Cabinet Fire Proof                  236       236      -
44101853   File Cabinet Fire Proof                  236       236      -
44101854   File Cabinet Fire Proof                  236       236      -
44101855   File Cabinet Fire Proof                  236       236      -
44101856   Stand Printer                            313       313      -
44101858   File Cabinet Fire Proof                1,034     1,034      -
44101859   File Cabinet Fire Proof                1,034     1,034      -
44101860   Desk & Credenza                        2,041     2,041      -
44101861   File Cabinet Fire Proof                  977       977      -
44101862   File Cabinet Fire Proof                  977       977      -
44101863   File Cabinet Fire Proof                  977       977      -
44101864   File Cabinet Fire Proof                  977       977      -
44101868   File Cabinet                             977       977      -
44101869   File Cabinet                             977       977      -
44101873   File Cabinet Fire Proof                  977       977      -
44101877   Chair                                    488       488      -
44101878   File Cabinet                             410       410      -
44101881   File Cabinet 215                         182       182      -
44101882   File Cabinet 215                         182       182      -
44101883   File Cabinet 215                         182       182      -
44101884   File Cabinet 215                         182       182      -
44101885   File Cabinet 215                         182       182      -
44101886   File Cabinet 215                         182       182      -
44101887   File Cabinet 215                         182       182      -
44101888   File Cabinet 215                         182       182      -
44101889   File Cabinet 215                         182       182      -
44101890   File Cabinet 215                         182       182      -
44101891   File Cabinet 215                         182       182      -
44101892   File Cabinet 215                         182       182      -
44101895   Chairs S-1213                            225       225      -
44101896   Chairs S-1213                            225       225      -
44101897   Chairs S-1213                            225       225      -
44101898   Chairs S-1213                            225       225      -
44101899   Chairs S-1213                            225       225      -
44101900   Chairs S-1213                            225       225      -
44101901   Chairs S-1213                            225       225      -
44101902   Chairs S-1213                            225       225      -
44101905   Chairs S-1213                            225       225      -
44101906   Chairs S-1213                            225       225      -
44101907   Chairs S-1213                            225       225      -
44101908   Chairs S-1213                            225       225      -
44101909   Chairs S-1213                            225       225      -
44101910   Chairs S-1213                            225       225      -
44101911   Chairs S-1213                            225       225      -
44101912   Chairs S-1213                            225       225      -
44101913   Chairs S-1213                            225       225      -
44101914   Chairs S-1213                            225       225      -
44101915   Chairs S-1213                            225       225      -
44101916   Chairs S-1213                            225       225      -
44101917   Chairs S-1213                            225       225      -
44101918   Chairs S-1213                            225       225      -
44101919   Chairs S-1 137                           360       360      -
44101920   Chairs S-1 137                           360       360      -
44101921   Chairs S-1 137                           360       360      -
44101922   Chairs S-1 137                           360       360      -
44101923   Chairs S-1 137                           360       360      -
44101924   Chairs S-1 137                           360       360      -
44101925   Chairs S-1 137                           360       360      -
44101926   Chairs S-1 137                           360       360      -
44101927   Loveseat St 337                          518       518      -
44101928   Loveseat St 337                          518       518      -
44101929   Chair                                    318       318      -
44101930   Chair                                    318       318      -
44101931   Chair                                    318       318      -
44101932   Chair                                    318       318      -
44101933   Chair Swivel                             394       394      -
44101934   Credenza                                 345       345      -
44101935   File Cabinet                           1,012     1,012      -
44101937   Chair Steel Base                         186       186      -
44101938   Chair Steel Base                         186       186      -
44101939   File Cabinet with Lock                 1,528     1,528      -
44101940   File Cabinet                             524       524      -
44102166   Alarm System                          10,551     8,100     2,450
44102575   Equipment Popcorn Machine Kingery      2,067       875     1,192
44102545   Fax LDC-650 Mila                       2,014     1,011     1,003
44102526   Fax Mita                               2,300     1,307       994
44103181   Camera Polaroid Photo System for Cr    1,564       584       980
44102241   Alarm System                           3,253     2,717       536
44102410   Copier 5034                            1,060       659       401
44102557   Typewriter IBM W/W 1 000                 631       306       324
44102521   Music Receivers (2) CD PLAYERS (2)       519       297       222
44102380   Vacuum Cleaner                           636       416       219
44102544   Calculators (2) Canon BP-1225            403       202       201
44102363   Calculators (3) Canon model CP1213D      604       412       192
44102226   Fax Swintec                              741       637       104
44102224   Security Terminal and Cable              739       635       104
44102181   Fax Panasonic                            847       781        66
44102558   Fax Accura 144+/SOF                      146       116        30
44101118   Typewriter S640                          508       508      -
44101803   Copier                                 9,000     9,000      -
44101865   Typewriter                               835       835      -
44101866   Typewriter                               835       835      -
44101870   Typewriter                               835       835      -
44101893   Microfiche Trays                         182       182      -
44101894   Microfiche Trays                         182       182      -
44102013   Typewriter S640                          592       592      -
44102014   Copier 5046                              777       777      -
44102103   Typewriter Swintec Typewriter            529       529      -
44101867   Draperies & Blinds                       569       569      -
44101875   Carpet                                 1,916     1,916      -
44101879   Draperies                              1,764     1,764      -
44101880   Draperies                                192       192      -
44102305   Sign Interior signage, John Ryan Co   20,118    15,820     4,298
44102168   Sign Merchandising System              9,750     8,218     1,532
44102286   Signs and istallation                  6,579     5,174     1,406
44102306   Sign Interior signage, John Ryan Co    1,223       962       261
44102310   Sign Merchandising System                324       253        71
44102559   Printer Laserjet 4 Printer             2,346     1,859       487
44102524   PC 486DX2 66MHZ VESA SYSTEM            2,248     2,068       180
44102563   Printer 2391 PRO IBM                     247       193        54
44101952   Printer LX81 0                           210       210      -
44101983   PC & Printer                           2,303     2,303      -
44102028   Printer Epson LO Model I 1 70 24-Pin     932       932      -
44102029   PC 386 Equity SX/1 6 Plus, 2MB Hard    2,973     2,973      -
44102076   Phone System                          30,436    30,436      -
44102078   Phone Equipment                        1,500     1,500      -
44102079   Modem Internal, Mousw, 1 mb Simms        337       337      -
44102090   Phone Line Installation                   45        45      -
44102097   Printer Laserjet III                   1,723     1,723      -
44102110   Phone Line Equipment and Service         678       678      -
44102144   Printer Laser Model KX-P4410 and 2     1,245     1,245      -
44102155   PC Dell 433L, Modem, 120MB HD, 512K    2,494     2,494      -
44102169   PC Dell 433L                           2,705     2,705      -
44102177   Printer HP LaserJet                    1,485     1,485      -
44102203   PCs (4) & Printers (4)                 2,080     2,080      -
44102217   Printer Panasonic KX-P441 0 Laser      1,044     1,044      -
44102218   PC 486DX Ultra 50 MHZ Mini Tower Ca    3,663     3,663      -
44102219   PC 486DX Ultra 50 MHZ Mini Tower Ca    3,663     3,663      -
44102240   PC 486DX 5OMHZ System                  2,014     2,014      -
44102271   PC COMPAQ 386S/20N                       720       720      -
44102337   PC 486DX 33MHz Vesa System             1,907     1,907      -
44102356   PC 486SLC 33MHz                          795       795      -
44102369   Printer Panasonic KX-P4410 laser         742       742      -
44102320   ATM Surrounds                          4,298     3,283     1,015
44101808   ATM Minibank                          30,707    30,707      -
44102517   Software Loan Processor Plus Laser       874       847        27
44101317   Software Wordperfect 5.1                 525       525      -
44101318   Software Lotus 1-2-3 v2.3                525       525      -
44102080   Software Windows 3.1, and MS Word f      510       510      -
44102209   Software Serengeti Trust Processing      424       424      -
44102338   Software Lotus 123; Wordperfect 6.0      711       711      -
44102120   Vehicle 91 Chevy S-1 0 Blazer         13,923    13,923      -
44101992   Teller VAT System Underground         12,183     7,758     4,424
44102010   Coin Sorter                            3,582     2,217     1,365
44102426   Encoder Check Maverick M 201 Electr    1,776     1,075       701
44102230   Currency Counter Magner Model 35       1,479     1,259       219
44101995   Coin Sorter                              542       345       197
44101874   Currency Counter                       2,635     2,532       103
44101997   Drawer Pedestal                          118        74        44
44101857   Safe Deposit Boxes                     2,325     2,282        43
44101871   Terminal Display                       1,152     1,116        36
44101872   Terminal Display                       1,152     1,116        36
44101801   Vault Door                            12,000    12,000      -
44101802   Teller Station (3) Drive-in           13,000    13,000      -
44101804   Vault Door and Frame                  26,000    26,000      -
44101805   Safe Deposit Boxes (958)               9,800     9,800      -
44101806   Vault Safes (2) Door                   9,000     9,000      -
44101807   Teller Driveup Equipment (4)          32,000    32,000      -
44101809   Teller Machines (7)                    9,800     9,800      -
44101828   Coin Sorter                            1,979     1,979      -
44101838   Safe Deposit Boxes                     6,931     6,931      -
44101876   Coin Sorter WRl 00                    18,512    18,512      -
44101953   Terminal Teller                          321       321      -
44101954   Terminal Teller                          321       321      -
44101955   Terminal Teller                          321       321      -
44101958   Terminal Teller                        1,017     1,017      -
44101959   Terminal Teller                        1,017     1,017      -
44101960   Terminal Teller                        1,017     1,017      -
44101961   Terminal Teller                        1,017     1,017      -
44101962   Terminal Teller                        1,017     1,017      -
44101963   Terminal Teller                        1,017     1,017      -
44101964   Terminal Teller                        1,017     1,017      -
44101965   Terminal Teller                        1,017     1,017      -
44101966   Terminal Teller                        1,017     1,017      -
44101967   Terminal Teller                        1,017     1,017      -
44101968   Terminal Teller                        1,017     1,017      -
44101969   Terminal Teller                        1,017     1,017      -
44101970   Terminal Teller                        1,017     1,017      -
44101971   Terminal Teller                        1,017     1,017      -
44101972   Terminal Teller                        1,017     1,017      -
44101973   Terminal Teller                        1,017     1,017      -
44101974   Terminal Teller                        1,017     1,017      -
44101975   Terminal Teller                        1,017     1,017      -
44101976   Terminal Teller                        1,017     1,017      -
44101977   Terminal Teller                        1,017     1,017      -
44101978   Terminal Teller                        1,017     1,017      -
44101979   Terminal Teller                        1,017     1,017      -
44101980   Terminal Teller                        1,017     1,017      -
44101981   Terminal Teller                        1,017     1,017      -
44101982   Terminal Teller                        1,017     1,017      -

                                                628,527   534,986    93,541




                               SCHEDULE D
                           ASSUMED CONTRACTS
                           -----------------


                            TO BE PROVIDED



                              SCHEDULE E
             LIST OF LEASES, SAFEKEEPING ITEMS AND AGREEMENTS
             ------------------------------------------------


New Martinsville - 207 Main Street - 1,174 Safe Deposit Boxes

New Martinsville - Steelton - 638 North State Route 2 - 207 Safe Deposit Boxes

Point Pleasant - Main Office - 421 Main Street - 1,777 Safe Deposit Boxes

Point Pleasant - North - 2513 Jackson Avenue - 0 Safe Deposit Boxes

Point Pleasant - Mini Branch - 332 Viand Street - 0 Safe Deposit Boxes



                             SCHEDULE F
     FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE AND ESTOPPEL CERTIFICATE
     -------------------------------------------------------------------


This Agreement made and entered into as of the day of , 199_ by and between Community Trust Bancorp, Inc., a Kentucky corporation (the "Assignor"), and The Peoples Banking and Trust
Company, a _________________ corporation (the"Assignee").

                            WITNESSETH:

  WHEREAS, Assignor, or its prior party in interest, entered into a Lease Agreement (the "Lease") with ("Lessor") dated
________________, 199_ for the real property described in Exhibit A attached hereto and made a part hereof (the
"Premises"); and

  WHEREAS, Assignor has the right to assign all or any portion of its interest in the Premises and Lease; and

  WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Premises and the Lease to Assignee and Assignee desires to accept Assignor's interest in the Premises and the Lease.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignor, the parties hereby agree as follows:

1. Assignor hereby assigns and transfers all of its right, title and interest in and under said Lease, to Assignee effective as of the date hereof for the term of said Lease, and all renewal terms, if any, subject to the rental, covenants, agreements, provisions and conditions of said Lease.

2. Assignee hereby assumes, for the benefit of the Lessor, and Assignor, the performance of all of the covenants, agreements, provisions and conditions of said Lease on the part of the Lessee to be performed and hereby agrees to perform all of said covenants, agreements, provisions and conditions hereof, and with the full force and effect as if the Assignee had signed the Lease originally as Lessee named therein.

3. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs or expenses arising out of or related to Assignee's failure to perform any of the covenants, provisions, and conditions of said Lease.


IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this instrument on the date first above written.


Signed and acknowledged                Community Trust Bancorp, Inc.
in the presence of


_____________________________          By:_____________________________
Witness


______________________________         The Peoples Banking and Trust Company
Witness


______________________________         By:_____________________________
Witness


_____________________________
Witness



State of ___________)

County of _________) ss:


Before me, a Notary Public in and for said County and State, on this _____ day of ___________, 199__, personally appeared _______________ of Community Trust Bancorp, Inc., a Kentucky corporation and acknowledged the signing of the foregoing instrument as his free act and deed for, and on behalf of the association.


                               ________________________________
                               Notary Public




State of ____________ )

County of ___________ ) ss:


Before me, a Notary Public in and for said County and State, on this ____ day of _________________, 199_, personally appeared __________________ of The Peoples Banking and Trust Company, a
______________ corporation and acknowledged the signing of the foregoing instrument as his free act and deed for the uses and purposes therein mentioned.


                           __________________________________
                           Notary Public



This Instrument prepared by: Edward A. Receski
Greenebaum Doll & McDonald, PLLC
333 W. Vine Street, Suite 1400
Lexington, Kentucky 40507




                 Consent of Landlord and Release of Liability


____________________, hereby consents to the above Assignment and Assumption of Lease Agreement and hereby releases Community
Trust Bancorp, Inc. from any and all liability under said Lease from and after the date hereof.


Witnesses:                         ___________________________


________________________           By:________________________


________________________           By:________________________





                               SCHEDULE G
                            DEPOSIT ACCOUNTS
                            ----------------


                             TO BE PROVIDED



                               SCHEDULE H
                              OFFICE LOANS
                              ------------


                             TO BE PROVIDED





                              SCHEDULE I
                     FORM OF CERTIFICATION OF BUYER
                     ------------------------------

We hereby certify:


(i)  That the undersigned,_______________, is the _______________
and the undersigned ___________ is the ___________ of The
Peoples Banking and Trust Company  ("BUYER");

(2) That all representations and warranties of BUYER as set forth in the Office Purchase and Assumption Agreement dated December ___, 1997 by and between BUYER and Community Trust Bancorp, Inc. ("SELLER" herein; the "Agreement" herein), including those set forth in Section 3.2 of said Agreement, are true and correct in all material respects as of this date and with the same effect as though all such representations and warranties had been made on and as of this date;

(3) That each and all of the covenants and agreements of BUYER to be performed or complied with at or prior to closing pursuant to said Agreement have been either duly performed and complied with in all material respects by BUYER, or waived in writing by SELLER;

(4) That all filings and registrations with and notifications to all federal and state authorities required for BUYER's consummation of the Acquisition being the subject of said Agreement have been made, all approvals and authorizations of all federal and state authorities required for BUYER's consummation thereof have been received and are in full force and effect, and all applicable waiting periods have passed;

(5) That the Board of Directors of BUYER has taken all corporate action necessary by it to effectuate the Agreement and the Acquisition contemplated thereby and said Agreement has been approved by the shareholders of BUYER to the extent required by law; and

(6) That as of the date hereof there is no litigation, investigation, inquiry or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of BUYER, with the advice of counsel, presents a bona fide claim to restrain, enjoin or prohibit consummation of the transaction contemplated by the Agreement or which might result in the rescission in connection with such transaction.


Dated: _____________, _____________,199_

Attest:

__________________________________       __________________________________




                               SCHEDULE J
                   FORM OF OPINION OF COUNSEL FOR BUYER
                   ------------------------------------


______________, _____________, 199_

Community Trust Bancorp, Inc.

Attention: ____________________


Gentlemen:

We have acted as special counsel for The Peoples Banking and Trust Company, a corporation organized under the laws of ___________________ ("BUYER") in connection with BUYER's purchase of certain assets and assumption of certain liabilities of Community Trust Bancorp, Inc., a Kentucky corporation ("SELLER"). Such purchase and assumption is to be consummated pursuant to the terms of an Office Purchase and Assumption Agreement dated December ____, 1997 ("Agreement") between BUYER and SELLER. This opinion is furnished to you pursuant to Section 5.1(f) of the Agreement.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that:

1. BUYER has been duly organized and is a validly existing corporation in good standing under the laws of _______________________.

2. BUYER has all requisite corporate power and authority to enter into the Agreement and the Agreement has been duly approved by all requisite corporate action of BUYER, has been duly executed and delivered by BUYER and is valid and binding upon BUYER, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditor's rights generally.

3. Neither the execution and delivery of the Agreement nor the consummation by BUYER of the transaction therein contemplated will result in the violation of any statute or regulation or any order or decree of any court or governmental authority (of which we have knowledge) binding upon BUYER, or its properties, or conflict with or result in a default under any of the terms and provisions of the Articles of Incorporation or ByLaws of BUYER or any indenture, loan agreement or other agreement known to us by which BUYER is bound.

4. We do not know of any litigation, investigation, inquiry or other proceeding or governmental investigation pending or threatened against or related to BUYER, its business or the transactions contemplated by the Agreement which, in the judgment of the undersigned, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transactions contemplated by the Agreement or which might result in rescission thereof.


Very truly yours,





                              SCHEDULE K
                        FORM OF CERTIFICATION OF
                      COMMUNITY TRUST BANCORP, INC.
                      -----------------------------

We hereby certify:

(1) That the undersigned is the _________________ and the undersigned is the ______________ of Community Trust Bancorp, Inc., a Kentucky corporation ("SELLER").

(2) That all representations and warranties of SELLER as set forth in the Office Purchase and Assumption Agreement dated __________________, 199_, by and between SELLER and The Peoples Banking and Trust Company ("BUYER"; the "Agreement" herein), including those set forth in Section 3.1 of said Agreement, are true and correct in all material respects as of this date and with the same effect as though all such representations and warranties had been made on and as of this date;

(3) That each and all of the covenants and agreements of SELLER to be performed or complied with at or prior to closing pursuant to said Agreement have been either duly performed and complied with in all material respects by SELLER or waived in writing by BUYER;

(4) That all filings and registrations with and notifications to all federal and state authorities required for SELLER's consummation of the Acquisition being the subject of said Agreement have been made, all approvals and authorizations of all federal and state authorities required for SELLER's consummation thereof have been received and are in full force and effect, and all applicable waiting periods have passed;

(5) That the Board of Directors of SELLER has taken all corporate action necessary by them to effectuate the Agreement and the Acquisition contemplated thereby and said Agreement has been approved by the shareholders of SELLER to the extent required by law; and

(6) That as of the date hereof there is no litigation, investigation, inquiry or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the judgment of the executive officers of SELLER, with the advice of counsel, presents a bona fide claim to restrain, enjoin or prohibit consummation of the transaction contemplated by the Agreement or which might result in the rescission in connection with such transaction.


Dated: ________________, 199_

Attest:

                       Community Trust Bancorp, Inc.



                               SCHEDULE L
                     FORM OF OPINION OF COUNSEL FOR
                     COMMUNITY TRUST BANCORP, INC.
                     ------------------------------


_____________, __________ 199_

The Peoples Banking and Trust Company

Attention: ___________________

Gentlemen:

I am special counsel for Community Trust Bancorp, Inc. a corporation chartered under the laws of the Commonwealth of Kentucky ("SELLER") and have acted as special counsel for SELLER in connection with SELLER's sale of certain assets and assignment of certain liabilities to The Peoples Banking and Trust Company ("BUYER"). Such purchase and assumption is to be consummated pursuant to the terms of an Office Purchase and Assumption Agreement dated December ____, 1997, (the "Agreement" herein), by and between BUYER and SELLER; This opinion is furnished to you pursuant to Section 5.2(f) of the Agreement.

I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that:

1. SELLER has been duly organized and is a validly existing corporation in good standing under the laws of the Commonwealth of Kentucky.

2. SELLER has all requisite corporate power and authority to enter into the Agreement and the Agreement has been duly approved by all requisite corporate action of SELLER, has been duly executed and delivered by SELLER and is valid and binding upon SELLER, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditor's rights generally.

3. Neither the execution and delivery of the Agreement nor the consummation by SELLER of the transaction therein contemplated will result in the violation of any statute or regulation or any order or decree of any court or governmental authority of which we have knowledge binding upon SELLER, or its properties, or conflict with or result in a default under any of the terms and provisions of the Articles of Incorporation or ByLaws of SELLER or any indenture, loan agreement or other agreement known to me by which SELLER is bound.

4. I do not know of any litigation, investigation, inquiry or other proceeding or governmental investigation pending or threatened against or related to SELLER, its business or the transactions contemplated by the Agreement which, in the judgment of the undersigned, presents a bona fide claim to restrain, enjoin, or prohibit consummation of the transactions contemplated by the Agreement or which might result in rescission thereof.


Very truly yours,




                                SCHEDULE M
                  FORM OF ASSIGNMENT OF OFFICE LOANS, NOTES,
                           AGREEMENTS AND PLEDGE
                  ------------------------------------------


For value received, Community Trust Bancorp, Inc. ("SELLER"), does hereby assign, without recourse, representation or warranty, to The Peoples Banking and Trust Company, ("BUYER"), the promissory notes described in Exhibit "A" attached hereto and incorporated herein by reference evidencing an indebtedness to SELLER, as well as any and all documents or instruments evidencing liens securing such indebtedness.


Dated: _________________, 199


                               Community Trust Bancorp, Inc.

                               By: ______________________

                               Its: ______________________





                        FORM OF ASSIGNMENT OF PLEDGE


KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, Community Trust Bancorp, Inc. ("SELLER"), does hereby assign, without recourse, representation or warranty, to The Peoples Banking and Trust Company ("BUYER"), all of SELLER's right, title and interest in the pledge of deposit accounts (the "Pledge" herein) and other documents or instruments relating to the liens providing security for the promissory notes (the "Notes"), described in Exhibit "A" attached hereto and made a part hereof.


TN WITNESS WHEREOF, SELLER has duly executed this Assignment of Pledge this day of ___________, 199_


                                   Assignor:
                                   Community Trust Bancorp, Inc.

                                   By:  ___________________________

                                   Its: ____________________________




                      FORM OF ASSIGNMENT OF AGREEMENTS


KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration Community Trust Bancorp, Inc. ("SELLER"), does hereby assign, without recourse, representation or warranty, to The Peoples Banking and Trust Company ("BUYER"), all SELLER's right, title and interest in and to each of the checking account line of credit relationships between SELLER and a banking customer of SELLER providing for a checking account line of credit for such customer from SELLER, which relationships are identified in Exhibit A attached hereto and made a part hereof, and BUYER does hereby assume the obligations of SELLER to provide overdraft line of credit coverage to such customers following the Closing on such terms and conditions and for such periods as determined by BUYER. SELLER shall use reasonable efforts to have Banc One agree, upon BUYER's request, to provide a photocopy of the agreement(s) pursuant to which Banc One has provided such coverage to a customer, it being understood, however, that Banc One shall not be required to provide copies of such agreements in bulk.


IN WITNESS WHEREOF, SELLER and BUYER have duly executed this Assignment of


Agreements this ____ day  _____________ of, 199_.


                                  Community Trust Bancorp, Inc.

                                  By: ___________________________________

                                  its: __________________________________


                                  The Peoples Banking and Trust Company

                                  By: ___________________________________

                                  Its: __________________________________




                               SCHEDULE N
                     FORM OF INSTRUMENT OF ASSUMPTION
                     --------------------------------


Pursuant to the provisions of Section 6.3(a) of the Office Purchase and Assumption Agreement by and between Community Trust Bancorp, Inc. ("SELLER") and The Peoples Banking and Trust Company ("BUYER") dated December, __, 1997, (the "Agreement" herein), BUYER hereby unconditionally agrees to assume, perform and/or discharge, as applicable and as set forth below, the following obligations and/or liabilities attributable to the Offices of SELLER which obligations and liabilities are being purchased or assumed by BUYER pursuant to the Agreement. Capitalized terms used but not defined herein shall have the meanings specified in the Agreement. BUYER shall:

(a) Assume, discharge, pay in full and perform all of SELLER's obligations and duties relating to the Deposit Liabilities in accordance with the provisions of Section 1.3(b) of the Agreement.

(b) Assume, discharge, pay in full and perform all of SELLER's obligations and duties relating to the Third Party Lease in accordance with the provisions of Section 1.3(d) of the Agreement.

(c) Assume, discharge, pay in full and perform all of SELLER's obligations and duties relating to the Assumed Contracts in accordance with the provisions of Sections 1.3(c) and (d) of the Agreement.

(d) Assume and fully and timely perform and discharge, in accordance with the provisions of Section 1.3(c) of the Agreement, all lease and other obligations specified in Sections
1.3(c) and (d) of the Agreement.

(e) Assume and, in the normal course of business, faithfully honor and fully and timely perform and discharge all the duties and obligations of SELLER arising from and after the date hereof
(i) with respect to the safe deposit business of the Offices, including, but not limited to, the maintenance of all necessary facilities for the use of safe deposit boxes by the renters thereof during the periods for which such persons have paid rent therefor in advance to SELLER subject to the provisions of the applicable leases or other agreements relating to such boxes, and (ii) all safekeeping items and agreements delivered to BUYER by SELLER or Banc One pursuant to the Agreement, an itemized list of which items and agreements are annexed hereto as Exhibit A including, but not limited to, all applicable safekeeping agreements, memoranda or receipts so delivered to BUYER by SELLER or Banc One.

(f) Fully and timely perform and discharge, in the normal course of business, as the same may be or become due, all additional liabilities and obligations of SELLER, if any, including, without limitation, the deferred expenses described in Section 1.3(d) of the Agreement, and which expenses are identified by name and the dollar amounts of which are set forth in Exhibit B, annexed hereto, and obligations pertaining to the Office Loans, the Assets, and the employees of the Offices as set forth in the Agreement.

(g) Nothing contained in this Instrument of Assignment shall be construed in any manner as broadening the scope of liabilities assumed by BUYER pursuant to the Agreement or limiting BUYER's rights to indemnification provided in Section 8.3 of the Agreement.


Dated this ____ day of _______________, 199__


ATTEST:

                              By: _______________________

                              Its: ______________________





Community Trust Bancorp, Inc. hereby acknowledges receipt of the executed original of the foregoing Instrument of Assumption this ___ day of _____________, 199_.


                             Community Trust Bancorp, Inc.

                             By: ______________________________

                             Its:______________________________





                                 SCHEDULE O
               FORM OF ASSIGNMENT, TRANSFER AND APPOINTMENT OF
            SUCCESSOR CUSTODIAN FOR INDIVIDUAL RETIREMENT ACCOUNTS
            ------------------------------------------------------


KNOW ALL MEN BY THESE PRESENTS THAT:

WHEREAS, Community Trust Bancorp, Inc. ("SELLER") and The Peoples Banking and Trust Company ("BUYER") are parties to a certain Office Purchase and Assumption Agreement dated as of December, ____, 1997, (the "Agreement" herein), pursuant to which SELLER has agreed to assign and BUYER has agreed to assume the custodianship under certain of SELLER's Individual Retirement Accounts ("IRAs") and BUYER has agreed to assume such IRAs upon the terms and conditions contained in the Agreement;

NOW THEREFORE, SELLER does hereby sell, assign and transfer to BUYER for valuable consideration paid by BUYER all of SELLER's right, title and interest in:

1. All the IRAs as described in Appendix A attached hereto and incorporated herein. Following the Closing Date, Appendix A shall be amended by attachment of a listing of IRAs as of the close of business on the Closing Date, which IRAs are booked at or attributed to the "Offices" as that term is defined in the Agreement.

2. All the records, files, correspondence and documentation relating to the IRAs.

BUYER hereby represents that it has adopted or will adopt the Master Individual Retirement Plan and Custodial Account ("Plan") attached hereto as Appendix B and incorporated herein, and that BUYER will assume the responsibilities as Successor Custodian, and warrants to SELLER that it will adhere to all provisions contained in the Plan as now written, and shall only amend such applicable plan in accordance with its terms. Based upon the representations and warranties made by BUYER, SELLER, in accordance with and pursuant to section 8.10 of the Plan, hereby appoints BUYER Successor Custodian and transfers and assigns said IRAs to BUYER. SELLER hereby represents that all of the IRAs described in Appendix A hereto are governed by the Plan attached as Appendix B hereto.

Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.


IN WITNESS WHEREOF, SELLER and BUYER have caused this Assignment to be signed by their proper officers, as of this day of December _____, 1997.


                                  Community Trust Bancorp, Inc.

Attest:                           By: ___________________________________

                                  Its: __________________________________


Attest:                           The Peoples Banking and Trust Company

                                  By: ___________________________________

                                  Its: __________________________________




                                 SCHEDULE P
                   FORM OF PRELIMINARY CLOSING STATEMENT
                   -------------------------------------

                       COMMUNITY TRUST BANCORP, INC.

                                   AND

                   THE PEOPLES BANKING AND TRUST COMPANY


Dated: _________________________


This Preliminary Settlement Statement for the Office Purchase and Assumption Agreement by and between Community Trust Bancorp, Inc. ("SELLER"), and The Peoples Banking and Trust Company ("BUYER" herein) dated December ____, 1997, (the "Agreement") relating to certain branch offices of BANK. Specific terms herein shall have the same meaning as set forth in the Agreement.


                        CALCULATION OF CASH PAYMENT
                        ---------------------------

Deposit liabilities at business day immediately    Values As of Close of
preceding Closing Date.                            Business__________________

Core Deposits                                      __________________________

ADD: Accrued interest payable                      __________________________

ADD: Deferred Expenses                             __________________________

LESS: Branch Cash On Hand                          __________________________

LESS: Fixed Assets                                 __________________________

      Owned Real Estate                            __________________________

      Furniture Fixture & Equipment                __________________________



LESS: Core Deposit Premium

      ____% x $____________ Core Deposits          __________________________


LESS: Prepaid Expenses                             __________________________

LESS:	Loans at business day immediately preceding

        Closing Date

        Deposit Account Loans                      __________________________

        Overdraft Lines of Credit                  __________________________

        Other Loans                                __________________________


Amount due Buyer                                   __________________________


Community Trust Bancorp, Inc.           The Peoples Banking and Trust Company

By: __________________________          By:___________________________

Its: _________________________          Its:__________________________





                               SCHEDULE Q
                    FORM OF FINAL SETTLEMENT STATEMENT
                    ----------------------------------


                      COMMUNITY TRUST BANCORP, INC.

                                  AND

                  THE PEOPLES BANKING AND TRUST COMPANY


Date: __________________

This Final Statement for the Office Purchase and Assumption Agreement by and between Community Trust Bancorp, Inc. ("SELLER") and The Peoples Banking and Trust Company ("BUYER" herein), dated December _____, 1997 (the "Agreement") relating to certain branch offices of Banc One. Specific terms herein shall have the same meaning as set forth in the Agreement.


                        CALCULATION OF CASH PAYMENT
                        ---------------------------

Deposit liabilities at Closing Date.          Values As of Close of
                                              Business__________________

Core Deposits                                 __________________________

ADD: Accrued interest payable                 __________________________

ADD: Deferred Expenses                        __________________________

LESS: Branch Cash On Hand                     __________________________

LESS: Fixed Assets                            __________________________

      Owned Real Estate                       __________________________

      Furniture Fixture & Equipment           __________________________


LESS: Core Deposit Premium

        ____% x $____________ Core Deposits   __________________________


LESS: Prepaid Expenses                        __________________________

LESS: Loans

      Deposit Account Loans                   __________________________

      Overdraft Lines of Credit               __________________________

      Other Loans                             __________________________


Equals: Required Cash Payment
-----------------------------

Cash Payment Paid on Closing Date

Amount Required Cash Payment Exceeds Cash Paid

on Closing Date

Interest at Average Fed Funds Rate            __________________________


Total to be Paid to BUYER by SELLER or
--------------------------------------
Amount Cash Payment Paid on Closing Date Exceeds
------------------------------------------------
Required Cash Payment
---------------------                        ____________________________

Interest at Average Fed Funds Rate           ____________________________

Total to be Paid to SELLER by BUYER          ____________________________


Community Trust Bancorp, Inc.          The Peoples Banking and Trust Company

By: __________________________         By:___________________________

Its: __________________________        Its:___________________________





                                 SCHEDULE R
                       LISTING OF EMPLOYEES OF OFFICES
                       -------------------------------


                 THE LISTING OF EMPLOYEES OF THE OFFICES IS

                     SET FORTH IN CONFIDENTIAL ANNEX R

                     INCORPORATED HEREIN BY REFERENCE



                   Office Purchase and Assumption Agreement
               with Community Trust Bancorp, Inc., Pikeville, KY

DATE 12/23/97

                       Schedule R  Employees of Offices


SNL   BRANCH            EMPLOYEE NAME              EMPLOYEE JOB TITLE
----  ----------------  -------------------------  -------------------------
1450  New Martinsville  Mason, Melba F.            Personal Banker
                        Frye, Connie D.            Customer Service Unit Ldr
                        Byard, Ted R.              Customer Service Rep
                        Hall, Erica L.             Personal Banker
                        Tuttle, Eileen L.          Customer Service Rep
                        James, Deborah A.          Customer Service Rep
                        Knowlton, Donald S.        Banking Center Mgr
                        Booher, Tina M.            Administrative Asst

1451  Steelton          Harrigan, Donna J.         Lobby Services Spec
                        Evans, Minerva R.          Banking Center Mgr
                        Merckle, Cynthia A.        Lobby Services Spec
                        Howard, Deserae M.         Customer Service Rep
                        Pixler, Julie A.           Customer Service Rep

1456  Point Pleasant -
        North           Shell, Margaret Marie      Customer Service Rep

1457  Point Pleasant -
        Mini Branch     Daugherty, Juanita A.      Customer Service Rep
                        Craig, Linda Lois P.       Customer Service Rep
                        Bryant, Debra L.           Customer Service Rep
                        Kay, Wanda M.              Customer Service Rep
                        Bowcott, Doris Marie       Customer Service Unit Ldr
                        Birchfield, Sonia G.       Customer Service Rep
                        Stapleton, Sharon D.       Customer Service Rep
                        Weaver, Roxanne            Customer Service Unit Ldr

1458  Point Pleasant -
        Main Office     Shamblin, Terry Lynn       Personal Banker
                        Davis, Shelby J.           Administrative Asst
                        Rollins, Krista Lynn       Personal Banker
                        Musgrave, Lisa G.          Customer Service Rep
                        Herdman, Jeannette D.      Customer Svc Spec
                        Byus, Loril                Telephone Operator II
                        Proffitt, Rachel E.        Personal Banker
                        McWhorter, Judith Ann      Branch Administrator
                        Baisden, Lisa A.           Customer Service Rep
                        Gilley, Julie C.           Customer Service Rep
                        Krebs, Geneth Geraldine    Lobby Services Spec
                        Morgan, Stella C.          Customer Service Rep
                        Bain, Karen S.             Customer Service Unit Ldr
                        Siders, Holly J.           Customer Service Rep
                        Brady, Sue Allison         Banking Center Asst Mgr
                        Epling, Sandra K.          Personal Banker
                        King, Paula R.             Personal Banker
                        Wandling, Karen Michelle   Personal Banker
                        Duncan, Geraldine Adron H. Personal Banker
                        Dewees, Janette Smith      Lobby Services Spec
                        Holland, Joshua T.         Courier
                        Nichols, Jennifer C.       Customer Service Rep
                        Shaw, Virginia             Retail Lender II
                        Bush, Joyce Laurane        Customer Service Rep




                              SCHEDULE S
                     PUT PROVISION FOR OFFICE LOANS
                     ------------------------------


Each and every of the terms and provisions, including definitions, set forth in the Agreement to which this schedule is attached and incorporated by reference are also incorporated herein by reference.

In addition, for purposes of this schedule and the agreement:

  "Business Day" shall mean a day on which SELLER is open for business and which is not a Saturday, Sunday, or Federal Holiday.

  "Book Value" unless otherwise expressly provided herein, shall mean the dollar amount of any Office Loan on the books of SELLER as of the Closing Date on an unconsolidated basis, after adjustment by SELLER for any differences in amounts, suspense items, unposted debits and credits, and other similar adjustments and corrections. Book value shall be determined exclusive of any reserves, and shall be reduced by any unearned discount on addon interest for installment loans or installment loans in process, all as reflected on the books of SELLER as of the Closing Date, but shall not otherwise be adjusted for unearned income.

  "CutOff Date" shall mean, for any Office Loan put back to SELLER pursuant to this Agreement, the date specified in BUYER'S notice of its intent to put back such Office Loan which date shall be not less than ten (10) Business Days prior to the Option Exercise Date (as hereinafter defined) for such Office Loan.

  "Disqualifying Event" shall mean, with respect to any Office
Loan, any of the following actions taken by BUYER without the written consent of SELLER with respect to such Office Loan:

(i) Any advance of funds or credit (including additional indebtedness drawn as a part of a line of credit or credit or created by means of an overdraft) to any borrower or any obligor on such office Loan, and any commitment to advance any funds or credit to any such borrower or other obligor (except as provided in subsection (iv) of this definition); or

(ii) Any modification, extension, forgiveness, or other material change in the terms or conditions of such Office Loan, including, but not limited to, any change in the term, interest rate, or method of computation of interest (other than interest adjustments required under the terms of the Office Loan); or

(iii) Any release of collateral, in whole or in part (other than a release of collateral made in connection with the substitution of new collateral of equivalent value or a release of collateral in connection with a reduction by cash payment in the outstanding principle balance of an Office Loan, provided that after such payment the balance of the Office Loan is fully secured by a valid first lien), foreclosure, or other change in the collateral position which SELLER held at the Closing Date with respect to such Office Loan; or

(iv)	Any sale, transfer, pledge, hypothecation, or assignment,
in whole or in part, of any right, title, or interest in or to the Office Loans (including, without limitation, any interest thereon or any collateral related thereto) to any third party prior to the Option Exercise Date without the express prior written consent on SELLER, provided, however, that the term "Disqualifying Event" shall not include any Protective Advance or any advance of funds or credit with respect to any Office
Loan as to which there is a commitment by SELLER to provide additional funding to or on behalf of the Borrower if (a) any such advance is made in accordance with prudent banking standards and practices, (b) all such advances, in the aggregate, do not exceed the original commitment with the respect to the Office Loan in the case of any Office Loan, (c) (together with any such additional advances) is fully secured by a valid first lien, and (d) is made consistently with each and every term and condition of the relevant Office Loan.

  "Lien" shall mean, with respect to any Office Loan, any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), priority or other security agreement or written preferential arrangement of any kind or nature whatsoever with respect to such Office Loan (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

  "Office Loan Settlement Date" shall mean the first Business Day following the expiration of one hundred twenty (120) calender days after the Banc One Closing Date, subject to extension at the sole discretion of SELLER upon five (5) Business Days' advance notice to the BUYER of such extension; provided, however, that in no event will the Office Loan Settlement Date be extended beyond one hundred eighty (180) calendar days after the Banc One Closing Date.

  "Option Exercise Date" shall mean the date which is 90 calendar days following the Banc One Closing Date, exclusive of the Banc
One Closing Date and inclusive of the 90th calendar day.

  "Protective Advance" shall mean any advance of funds or credit with respect to any Office Loan which (a) is made in accordance with prudent banking standards and practices, (b) is used to remove a prior lien on the collateral, if any, securing such office Loan including, without limitation, a Lien for taxes due but not yet paid, or for the payment of premiums on insurance obtained in respect of any such collateral, including without limitation, title insurance, public liability insurance, and fire insurance, and (c) does not exceed, together with all other advances made by BUYER in respect of such Office Loan, the greater of (i) ten percent (10%) of the outstanding principal balance of such Office Loan as the Banc One Closing Date, and
(ii) ten percent (10%) of the value (based upon the most recent existing appraisal report) of the collateral securing such Office Loan less the amount of any indebtedness secured by a prior Lien on such collateral.

  "Repurchase Price" shall mean, with respect to the Office Loans, the sum of (a) the purchase price at which such Office Loan was transferred to Buyer pursuant to this Agreement, minus
(b) any monies received between the Banc One Closing Date and the applicable Option Exercise Date, plus (c) the amount of any increase in book value since Banc One Closing Date resulting from any advances, restructuring or other modifications approved in writing by SELLER or made in accordance with the terms of this Agreement, plus (d) interest on such purchase price from the Banc One Closing Date to the date of payment at the Settlement Interest Rate calculated on a daily basis after taking into account the adjustments contemplated by subsections
(b) and (c) herein. As used in this definition, the phrase "any monies received" shall include, without limitation, all principal payments, interest payments, fees, net proceeds realized from sales of collateral, dividends, and any and all other monies received in respect of the relevant Office Loan.

  "Settlement Interest Rate" shall mean, for the calender quarter in which the Banc One Closing Date occurs, the 90 day U.S. Treasury Bill discount rate in effect of the Banc One Closing Date (as established by the auction held on the date closest preceding such date), and (ii) for each calender quarter thereafter, the Treasury Bill Discount rate in effect as of the first day of such quarter (as established by the auction held on the date closest preceding such date).


                     Put Option for Office Loans
                     ---------------------------


  Office Loans. Subject to the terms and conditions hereinafter set forth, the BUYER agrees to purchase form SELLER, and SELLER hereby agrees to sell, assign, transfer, convey and deliver to the BUYER, as of the earlier of the Option Exercise Date or such date as Banc One may consent in writing to the transfer and assignment of the Office Loans to BUYER, all right, title and interest of SELLER in and to all of the Office Loans as of the Closing Date, at the respective purchase prices provided in this Agreement; provided, however, that BUYER shall have the right to put back to SELLER, not later than the Option Exercise Date, any Office Loan to be transferred to BUYER pursuant to this Agreement in the event that, (i) as of the Closing Date, there exists a breach of a representation or warranty of SELLER with respect to such Office Loan, (ii) in the event that documentation relating to the collateral for such Office Loan is incorrect such that a security interest in favor of Banc One (or SELLER as transferee) is not in the amount, or applicable to the collateral, as described in the applicable documentation relating to such Office Loan, or (iii) in the event that documentation relating to collateral supporting such Office Loan is incomplete or missing, thereby resulting in an invalid or unenforceable security interest in favor of Banc One (or SELLER as transferee) in the underlying collateral. SELLER shall make available all files relating to the Office Loans to be transferred to BUYER pursuant hereto when received from Banc One for the purpose of BUYER's review and determination of Office Loans with respect to which BUYER desires to exercise its put rights. BUYER's right to put back any such Office Loan shall be subject in all instances, in addition to the other conditions precedent provided for herein, to material compliance by BUYER with each and every of the terms and conditions set forth in this Agreement and provided no Disqualifying Event has occurred with respect to such Office Loan. Buyer shall acquire each Office Loan to be transferred under this Agreement subject to any and all arrangements, whether or not in writing, pursuant to which any Person (other than SELLER or an affiliate of SELLER) provides servicing for such Office Loan. SELLER hereby assigns, transfers, conveys and delivers to the BUYER, and BUYER hereby accepts, all right, title and interest of SELLER in and to any such arrangement. SELLER and BUYER hereby agree to enter into a service agreement mutually agreeable to BUYER and SELLER pursuant to which BUYER shall service the Office Loans during the period commencing on the Closing Date and terminating on the date the Office Loans are assigned pursuant to this Agreement (the "Service Period"). Such servicing agreement shall provide that BUYER collect and retain all payments on the Office Loans during the Service Period for disbursement in accordance with the provisions of this Schedule S and this Agreement.

  Purchase Price and Adjustments:
  -------------------------------

  (a)     Cash Payment.  The Office Loans shall transfer at an
initial transfer price of Book Value as of the Closing Date.
The Repurchase Price for any such Office Loan put back to SELLER shall be based on the Book Value used in calculating the payment for such Office Loan as of the Banc One Closing Date, adjusted as otherwise provided in the definition of Repurchase Price.  On or before the Office Loan Settlement Date, SELLER shall pay the
BUYER, or the BUYER shall pay to SELLER, as the case may be, an amount in cash equal to the Repurchase Price for the Office
Loans put back to SELLER, together with 	interest thereon at the
Settlement Interest Rate from the Banc One Closing Date to the date of such payment.

Manner of Conveyance; No Warranty; Nonrecourse; Etc;

(a) "As Is,""Where Is." SELLER represents and warrants that, as of the Closing Date, the Office Loans are not past due more than 30 days in accordance with their respective terms, not on nonaccrual status on the books of SELLER as of the Closing Date, and no Office Loan is classified as a grade 6 or 7 asset (corresponding to asset classifications by the Office of the Comptroller of the Currency as "Substandard" or "Doubtful", respectively) on the books of SELLER. The conveyance of Office Loans shall be on an "as is" "where is" basis, without recourse and, except as otherwise specifically provided in the Agreement, without any warranties whatsoever, express or implied, including, without limitation, any warranties with respect to title, enforceability, collectibility, documentation or freedom from Liens or encumbrances (in whole or part). BUYER acknowledges that SELLER will not release its security interests or other Liens, if any, in such Office Loans until earlier or the expiration of the Option Exercise Date or the waiver by BUYER of its right to put back such Office Loans to SELLER. In the event that BUYER, in good faith, disagrees with the grade classification of any Office Loan on the books of SELLER as of the Closing Date, BUYER shall notify SELLER in writing of such disagreement and shall provide to SELLER detailed written analysis and support for such disagreement not later than the CutOff Date. Following receipt of such notice, SELLER and BUYER shall select a mutually acceptable third party to analyze and review any such Office Loans and to provide written findings and recommendations as to the proposed classification of such Office Loans, including analysis and support therefor, which findings and recommendations shall be provided to SELLER not later than midnight on the 30th calendar day following receipt by SELLER of such notice. The cost and expense of any such third party review shall be shared equally by BUYER and SELLER, and the findings of such third party review as to the recommended grade of such Office Loans shall be binding upon BUYER and BANK ONE for purposes of this section.

(b) Additional Title Documents. SELLER shall prepare and deliver documents of assignment relating to the Office Loans in the form as set forth in Schedule M attached hereto and incorporated herein by reference. BUYER shall prepare and deliver to SELLER all such other and further instruments, agreements, and documents of conveyance (in form and substance satisfactory to SELLER) as shall be reasonably necessary to vest in the BUYER the full legal or equitable title of SELLER in and to the Office Loans; provided, however, that SELLER may, in its discretion, elect to delay the execution and delivery of any such instruments or documents of conveyance until the earlier of the expiration of the Option Exercise Date or the waiver by BUYER of its right to put back such assets to SELLER. BUYER shall be solely responsible for recording any such instruments and documents of conveyance, as well as any intervening assignments, at its own expense.


Putback of Office Loans:
------------------------

(a) BUYER's right to put Office Loans back to SELLER in accordance with this Agreement shall be exercised by the BUYER giving written notice to SELLER as noted below not later than the CutOff Date (for each individual Office Loan) and shall terminate upon the expiration of the Option Exercise Date. Commencing on the Closing Date (for each individual Office
Loan), and ending on the CutOff Date, BUYER shall notify SELLER in writing of all Office Loans which BUYER intends to put back to SELLER. Such notice shall specify the Office Loans being put back and the basis for the putback, shall identify any liabilities associated with such Office Loans which were assumed by the BUYER under this Agreement, and shall state the Repurchase Price of the Office Loans put back (specifying the calculation thereof), all in form and substance satisfactory to SELLER. BUYER shall prepare and deliver to SELLER all required instruments of transfer and reconveyance of the Office Loans and any collateral (in form and substance reasonably satisfactory to SELLER) and the documents and instruments evidencing such Office Loans and all Records relating thereto, and BUYER shall take such other reasonable actions as shall be necessary to transfer such Office Loans and any related liabilities and collateral from BUYER to SELLER.

(b) BUYER's notice of its intent to put back any Office Loan shall include a calculation of the Repurchase Price for each such Office Loan. Such Repurchase Price shall be determined as of the applicable CutOff Date for such Office Loan. BUYER shall collect and hold any and all monies received in respect of such Office Loan after the CutOff Date for the account of SELLER, and shall remit such monies to SELLER not later that one (1) business day following receipt thereof, together with interest thereon from the date of receipt by BUYER to the date of payment at the Settlement Interest Rate.

(c) On the Option Exercise Date, BUYER shall transfer such Office Loans and any related liabilities to SELLER. SELLER shall pay to the BUYER an amount equal to the Repurchase Price for each such Office Loan less the book value (as of the applicable CutOff Date) of any reassumed related liability not later that the Office Loan Settlement Date.

(d) It shall be a condition to BUYER's right to put back any Office Loans hereunder that (i) such Office Loans be free and clear of any and all Liens created by, or securing any indebtedness of, BUYER or any of its Affiliates, including, without limitation, any indebtedness of BUYER for liabilities assumed pursuant to this Agreement which are not put back to SELLER, (ii) such Office Loans shall have been serviced in accordance with prudent banking standards and practices and the terms and conditions of such Office Loan until such Office Loans are repurchased by SELLER, (iii) no Disqualifying Event shall have occurred with respect to such Office Loans, (iv) SELLER has received written notice from Banc One that SELLER may put such Office Loans to Banc One and Banc One agrees to accept such put, and (v) Buyer shall have complied with each and every other term, condition, duty, and obligation imposed on BUYER under this Agreement. SELLER, in its sole discretion, may elect to waive any conditions set forth in this subsection.

(e) Buyer shall indemnify and shall hold harmless SELLER and its subsidiaries and affiliates and its and their respective officers, directors, employees, agents, and contractors, from and against any and all liability, loss, cost, and expense, including attorney fees, arising directly or indirectly in conjunction with any claims, demands, judgements, or defenses which may be asserted by any borrower or other party as a result of management of the Office Loans which are put back to SELLER in conjunction with this Agreement by BUYER or its affiliates or its or the respective officers, employee, contractors, or agents, including but not limited to actions or inactions in relation thereto occurring between the Closing Date and the date on which SELLER reasserts management and control over the relevant Office Loan.

(f) BUYER acknowledges and agrees that the Office Loans which are to be put back to SELLER may not be sold, transferred, pledged, hypothecated, or assigned, in whole or in part, to any third party prior to the Option Exercise Date without the express prior written consent of SELLER.




                         Community Trust Bancorp, Inc.
                             208 North Mayo Trail
                           Pikeville, Kentucky 41502


January 20, 1998



Robert E. Evans
The Peoples Banking and Trust Company
138 Putnam Street
Marietta, Ohio 45750

Dear Mr. Evans:

  This letter agreement (the "Letter Agreement") is being entered into as of the date, and immediately following the execution and delivery of, that certain Office Purchase and Assumption Agreement dated January 20, 1998 (the "P&A Agreement"), by and between The Peoples Banking and Trust Company ("Buyer") and Community Trust Bancorp, Inc., and its designee ("Seller"). Capitalized terms not otherwise defined herein and defined int he P&A Agreement shall have the meanings given them in the P&A Agreement.

  For good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto, the parties hereby agree that, in addition to the consideration to be paid by Buyer to Seller pursuant to the P&A Agreement, Buyer shall, at the Closing, pay to Seller, in immediately available funds, an amount equal to one percent (1.0%) of the Core Deposits used to determine Acquisition Consideration pursuant to Section 1.4(a)(4) of the P&A Agreement.

  In witness whereof, the parties hereto acknowledge that this is a binding and enforceable agreement and have executed this Letter Agreement by their duly authorized officer as of the date and year fist above written.


                                  Community Trust Bancorp, Inc.


                                  By: /s/ BURLIN COLEMAN
                                          Burlin Coleman, Chairman and
                                            Chief Executive Officer


Read and Agreed to:

The Peoples Banking and Trust Company


By:  /s/ ROBERT E. EVANS
         Robert E. Evans, Chairman and
            Chief Executive Officer


                        LETTER AGREEMENT

  This  Letter  Agreement (the "Agreement") is entered  into  and effective  as  of  the 4th day of June,  1998,  by  and between
The  Peoples Banking and Trust Company, an Ohio  banking
corporation  ("Peoples"),  and  Community  Trust  Bancorp,   Inc.
("Community Trust"), a Kentucky corporation.

  Recitals:
  --------
  A.Bank One West Virginia, National Association, Bank One Wheeling-Steubenville, National Association (collectively "Bank One") and Community Trust entered into that certain Office Purchase and Assumption Agreement dated December 30, 1997 and that certain Letter Agreement dated December 30, 1997 pursuant to which Community Trust agreed to purchase, through one or more wholly-owned subsidiary depository institutions, certain assets and liabilities owned and operated by Bank One.

  B.Community Trust and Peoples entered into that certain Office Purchase and Assumption Agreement dated January 20, 1998 ("P&A Agreement") and that certain Letter Agreement dated January 20, 1998 ("Letter Agreement") pursuant to which Community Trust, through one or more wholly-owned subsidiary depository institutions, agreed to sell, and Peoples agreed to purchase, the assets and liabilities of the Bank One branches located in Point Pleasant and New Martinsville, West Virginia.

  C.Peoples and Community Trust now desire to enter into this Agreement to modify and amend the terms and conditions of the P&A Agreement and Letter Agreement as provided for herein. Capitalized terms not otherwise defined herein and defined in the P&A Agreement shall have the meanings given them in the P&A Agreement.

  Agreement:
  ---------
  Now, Therefore, the parties hereby agree as follows:

  1.  Definitions.
  ---------------
    1.1 Bank One Agreement. The term "Bank One Agreement" shall mean that certain agreement between Community Trust and Bank One dated June 4, 1998.

    1.2  Closing  Acquisition Consideration.  The term  "Closing
Acquisition   Consideration"  shall  mean  the  Deposit   Premium
multiplied by the Discounted Closing Deposit Balance.

    1.3  Closing  Deposit Balance.   The term  "Closing  Deposit
Balance" shall mean the average Core Deposits (including interest posted thereto) for the Point Pleasant Branches for the five (5) business day period immediately preceding the Closing Date.

    1.4 Deposit Premium. The term "Deposit Premium" shall mean nine and seven tenths percent (9.7%).

    1.5  Discounted   Closing  Deposit  Balance.    The   term
"Discounted  Closing Deposit Balance" shall mean  eighty  percent
(80%) multiplied by the Closing Deposit Balance.

    1.6  Main  Branch.   The term "Main Branch" shall  mean  the
Point  Pleasant Main Branch, Point Pleasant, West Virginia  (Bank
One branch #1458).

    1.7  Mini  Branch.  The term "Mini Branch"  shall  mean  the
Point  Pleasant Mini Branch, Point Pleasant, West Virginia  (Bank
One branch # 1457).

    1.8  Mini Branch Closing Date.  The term "Mini Branch Closing
Date" shall mean May 15, 1998.

    1.9  Peoples.   The term "Peoples" shall  mean  The  Peoples
Banking and Trust Company, an Ohio banking corporation, Marietta,
Ohio.

    1.10 Point Pleasant Branches. The term "Point Pleasant Branches" shall mean the Main Branch, the Mini Branch and the Point Pleasant North Branch (Bank One branch #1456) located in Point Pleasant, West Virginia and shall, after the Mini Branch Closing Date include the deposits of the Mini Branch consolidated with and into the Point Pleasant Main Branch pursuant to Section
2.2 of this Agreement.

    1.11 Post-Closing Adjustment Date.  The term  "Post-Closing
Adjustment Date" shall mean the date ninety (90) days after the Mini-Branch Closing Date.

    1.12 Post-Closing Deposit Balance. The term "Post-Closing Deposit Balance" shall mean the average Core Deposits (including interest posted thereto) for the Point Pleasant Branches for the five (5) business day period immediately preceding the Post-Closing Adjustment Date.

  2.  Actions Regarding Mini Branch.
  ---------------------------------
    2.1 Closing Mini Branch. Anything to the contrary herein notwithstanding, the ATM presently located at the Mini Branch shall remain open and operated by Community Trust, or its predecessor in interest, at its sole option until the earlier of
(i) the installation and operation of the ATM at the Main Branch, or (ii) the Closing.

    2.2 Mini Branch Employees. All employees of the Mini Branch as of the Mini Branch Closing Date became employees of the Main
Branch or the Point Pleasant North Branch.

    2.3  ATM Relocation.

       (a)  Notwithstanding  anything  contained  in  the   P&A
Agreement to the contrary, Peoples shall not purchase and is under no obligation to purchase or pay for the ATM currently located in the Mini Branch and Community Trust is under no obligation to transfer and convey such ATM.

       (b) Community Trust, and Bank One in accordance with the Bank One Agreement, shall, subject to any and all necessary consents, approvals, permits or licenses, fully cooperate with Peoples in the selection of a new site at the Main Branch for the location of either a walk-up ATM or a drive-through ATM.

       (c) Community Trust shall pay to Peoples $10,000 for the ATM at the Mini Branch not being transferred by Community Trust to Peoples pursuant to the P&A Agreement. Peoples shall purchase the ATM to be located at the Main Branch. Bank One, pursuant to the Bank One Agreement, shall install the ATM to be located at the Main Branch and, except as otherwise provided for herein or in the Bank One Agreement, be solely responsible for all costs associated with such installation. Peoples shall own the ATM installed at the Main Branch. Peoples shall coordinate the purchase of the ATM at the Main Branch with Community Trust to ensure that such ATM is compatible with existing Bank One systems and shall be responsible for the cost of a kiosk in the event that Peoples elects to erect a drive-through ATM. Community Trust or Bank One, in accordance with the Bank One Agreement, shall retain custody and ownership of the ATM located in the lobby of the Mini Branch.

  3.  Purchase Price Calculations for Point Pleasant Branches.
  -----------------------------------------------------------
    3.1 Exclusivity of Determination. Notwithstanding anything contained in the P&A Agreement or the Letter Agreement to the contrary, the Acquisition Consideration for the Core Deposits of the Point Pleasant Branches shall be determined solely in accordance with the provisions of this Agreement.

    3.2  Closing  Date  Determinations.  On  the  Closing  Date,
Peoples   shall  pay  Community  Trust  the  Closing  Acquisition
Consideration for the Point Pleasant Branches.

    3.3  Post-Closing  Adjustment.   Not  more  that  three  (3)
business days after the Post-Closing Adjustment Date, Peoples shall deliver to Community Trust a summary of the Deposit Liabilities for the Point Pleasant Branches as of the Post-Closing Adjustment Date and:

       (a) in the event that the Post-Closing Deposit Balance is more than ninety percent (90%) of the Closing Deposit Balance then Peoples shall pay to Community Trust an amount equal to the Deposit Premium multiplied by the difference between (i) ninety percent (90%) of the Closing Deposit Balance, and (ii) the Discounted Closing Deposit Balance; or

       (b) in the event that the Post-Closing Deposit Balance is less than or equal to ninety percent (90%) of the Closing Deposit Balance then no adjustment to the Acquisition Consideration shall be made pursuant to this Agreement and no additional payment shall be made by Peoples to Community Trust.


    3.4  Additional Consideration.

       (a) Community Trust and Peoples hereby acknowledge that the additional consideration to be paid by Peoples to Community Trust pursuant to the Letter Agreement shall be equal to one percent (1%) of the Core Deposits on which the Closing Acquisition Consideration is based pursuant to Section 3.2 of this Agreement.

       (b)  Not more than three (3) business days after the Post-
Closing Adjustment Date, Peoples shall deliver to Community Trust a summary of the Deposit Liabilities for the Point Pleasant
Branches as of the Post-Closing Adjustment Date and:

          (1) in the event that the Post-Closing Deposit Balance is more than ninety percent (90%) of the Closing Deposit Balance Peoples shall pay to Community Trust an amount equal to one percent (1%) multiplied by the difference between (1) ninety percent (90%) of the Closing Deposit Balance, and (2) the Discounted Closing Deposit Balance; or

          (2) in the event that the Post-Closing Deposit Balance is less than or equal to ninety percent (90%) of the Closing Deposit Balance then no adjustment to the additional consideration paid by Peoples pursuant to this Section 3.4 and the Letter Agreement shall be made.

  4. Cooperative Efforts Regarding Deposit Retention. From the date of this Letter Agreement until and including the Post-Closing Adjustment Date, Community Trust, and Bank One in accordance with the Bank One Agreement, agree to cooperate in good faith with Peoples regarding notifications to employees and customers of the Point Pleasant Branches and community leaders regarding the closing of the Mini Branch, the relocation of the ATM and any other improvements to the Point Pleasant Main Branch. Bank One, in accordance with the Bank One Agreement, shall be solely responsible for all costs associated with employee and customer notifications required in connection with the closing of the Mini Branch.

  5.  Acknowledgment  Regarding P&A Agreement.   Notwithstanding
anything  contained  in the P&A Agreement,  Community  Trust  and
Peoples hereby acknowledge that the Deposit Liabilities associated with Mini Branch will be (i) consolidated into the Main Branch in accordance with Section 2.2 of the Bank One Agreement, and (ii) transferred to Peoples on the Closing Date in accordance with Section 3 of this Agreement, subject to the terms of the P&A Agreement and Letter Agreement not amended hereby.

  6. Covenants. Peoples hereby covenants and agrees that after the Closing Date and through the Post-Closing Adjustment Date Peoples, except as may be otherwise required by a regulatory authority having jurisdiction over Peoples, without the prior written consent of Community Trust, which consent shall not be unreasonably withheld, shall not:

       (a) cause any Point Pleasant Branch to engage in any material transaction or incur or sustain any obligation which, in the aggregate, is material to such branch's business, condition (financial or otherwise), or operations except in the ordinary course of business (provided, however, that an ATM may be installed as contemplated by Section 2.4);

       (b) cause any Point Pleasant Branch to transfer to Peoples' other operations any Deposit Liabilities except in the ordinary course of business at the unsolicited request of depositors or cause any of Peoples' other operations to transfer to any Point Pleasant Branch any Deposits Liabilities, except in the ordinary course of business at the unsolicited request of depositors; provided, however, that Peoples shall be permitted to make such transfers of any deposits to or from any Point Pleasant Branch as are in the normal course of business and do not violate the foregoing restrictions; and

       (c) make any material change to Peoples' policies for setting rates on deposits offered at any offices in the market area of the Point Pleasant Branches except such changes made in response to competitive market pressures or are otherwise agreed upon by Community Trust and Peoples.

  7. Continuing Obligations. Except as set forth in this Agreement (i) nothing contained in this Agreement shall be deemed to constitute a release of Peoples from the duties and obligations of Peoples set forth in the P&A Agreement and the Letter Agreement, (ii) nothing contained in this Agreement and the Letter Agreement shall be deemed to constitute a release of Community Trust from the duties and obligations of Community Trust set forth in the P&A Agreement and the Letter Agreement, and (iii) the P&A Agreement and the Letter Agreement shall remain in full force and effect by and between Community Trust and Peoples.

  In   Witness  Whereof,  the  parties  have  entered  into  this
Agreement as of the date first written above.


                                 Community Trust Bancorp, Inc.


                          By:   /s/ JEAN R. HALE
                                    Jean R. Hale
                          Title:    Executive Vice President

                                    ("Community Trust")




                                 The Peoples Banking and Trust Company

                           By:   /s/ ROBERT E. EVANS
                                     Robert E. Evans
                           Title:    President & CEO


                                     ("Peoples")